UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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H.B. Fuller Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025	Notice of Annual Meeting and Proxy Statement

ANNUAL MEETING TO BE HELD APRIL 15, 2025

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5060

Dear Shareholder:

Our 2025 Annual Meeting of Shareholders will be held on Tuesday, April 15, 2025. This year’s Annual Meeting will once again be a completely virtual meeting, which will be conducted via live webcast. A virtual meeting provides expanded access from any location around the world, improved communication and cost savings for our shareholders and the Company.

You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/FUL2025, where you will be able to vote and submit questions electronically prior to and during the meeting. Specific instructions for accessing the meeting are provided in the attached Notice of Annual Meeting of Shareholders. The virtual meeting will begin promptly at 10:00 a.m. Central Time. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or by telephone or, if you received a printed copy of the proxy materials, by Internet, telephone or by mailing a proxy or voting instruction card.

Sincerely,

Celeste B. Mastin
President and Chief Executive Officer

March 4, 2025

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Tuesday, April 15, 2025 at 10:00 a.m. Central Time. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2025. You will need your 16-digit control number to enter the Annual Meeting. You can find your control number in the Notice Regarding the Availability of Proxy Materials, proxy card, instruction form, or email you received relating to the meeting. In the Notice, proxy card and voting information form, the control number is in the box marked by the arrow. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:

1.   The election of three directors named in the attached Proxy Statement. Three directors will serve for a three-year term until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2. The ratification of the appointment of Ernst & Young LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 29, 2025.

3. A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

4.   The third amendment and restatement of the H.B. Fuller Company 2020 Management Incentive Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 2,000,000 shares, and adoption of certain other amendments to the Plan.

5. Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You are entitled to vote on the above items of business if you were a shareholder of record at the close of business on February 19, 2025

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the materials you received, the section entitled “Questions and Answers about the Meeting” beginning on page 75 of the attached Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

By Order of the Board of Directors

Gregory O. Ogunsanya
Senior Vice President, General Counsel and Corporate Secretary

March 4, 2025

Glossary of Frequently Used Terms	2	Delinquent Section 16(a) Reports	26

Proxy Summary	3	Audit Committee Report	26
H.B. Fuller Company’s Sustainability Efforts, Human Rights Policy,
Corporate Giving and Employee Volunteerism	9	Fees Paid to Independent Registered Public Accounting Firm	27

Proposal 1 – Election of Directors	10	Proposal 2 – Ratification of Appointment of Independent
		Registered Public Accounting Firm	28
Proposal	10
Who are the nominees?	11	Executive Compensation	29
How can a shareholder suggest a candidate for election
to the Board?	12	Compensation Discussion and Analysis	29
Who are the remaining directors?	12	Compensation Committee Report	43
		Summary Compensation Table	44
Corporate Governance	16	Grants of Plan-Based Awards During Fiscal 2024	47
		Outstanding Equity Awards at Fiscal 2024 Year-End	49
Corporate Governance Guidelines	16	Option Exercises and Stock Vested – Fiscal Year 2024	50
Director Independence	16	Nonqualified Deferred Compensation – Fiscal Year 2024	51
Meetings of the Board and the Board's Committees	16	Potential Payments Upon Termination or Change-in-Control	52
What are the roles of the Board’s Committees?	16	Executive Benefit and Payments Upon Termination – Fiscal Year 2024	56
Board’s Role in Oversight of Risk	18
Board Leadership Structure	18	CEO Pay Ratio Disclosure	57
Director Elections	19
Board Performance Evaluation	19	Pay Versus Performance	58
Code of Business Conduct	19
Communications with Directors	19	Proposal 3 – Non-Binding Advisory Vote on Executive
		Compensation	62
Certain Relationships and Related Transactions	20
		Proposal 4 – Approval of the Third Amendment and Restatement of the
Director Compensation	21	H.B. Fuller Company 2020 Master Incentive Plan to Increase Shares and
		Adopt Certain Other Amendments	63
2024 Review of Director Compensation	21
Cash Fees	21	Questions and Answers About the Meeting	75
Equity Awards	21
Directors’ Deferred Compensation Plan	22	“Householding” of Proxy Materials	80
2020 Incentive Plan	22
Physical Examinations	22	Annex A – Reconciliation of Non-GAAP Financial Information	A-1
Matching Gifts to Educational, Arts and Cultural Organizations	22
Director Compensation Table—Fiscal Year 2024	23	Annex B – Third Amended and Restated H.B. Fuller Company 2020 Master
Stock Ownership Guidelines	23	Incentive Plan	B-1

Security Ownership of Certain Beneficial Owners and Management	24

H. B. FULLER | 2025 Proxy Statement

GLOSSARY OF FREQUENTLY USED TERMS

2020 Incentive Plan	the H.B. Fuller Company 2020 Master Incentive Plan, which was amended and restated on April 8, 2021 and on April 6, 2023 and which is our currently effective stock plan
401(k) Plan	the H.B. Fuller Company 401(k) and Retirement Plan
Adjusted EBITDA	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization as defined on page 38
Adjusted EPS	Adjusted earnings per share
Adjusted Net Revenue	Defined on page 38
Board	Board of Directors of H.B. Fuller Company
CAO	Chief Administrative Officer
CAP	Compensation Actually Paid
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company, H.B. Fuller, we, our	H.B. Fuller Company
COO	Chief Operating Officer
DC Restoration Plan	the H.B. Fuller Defined Contribution Restoration Plan
DDCP	the H.B. Fuller Directors’ Deferred Compensation Plan
EPS	Earnings per share
ESG	Environmental, Social and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
GAAP	Generally Accepted Accounting Principles in the United States
KEDCP	Key Employee Deferred Compensation Plan
LTIP	Long-term incentive plan
NEOs	Named executive officers of H.B. Fuller Company
Non-GAAP	Financial measures reconciled to, but not in accordance with, Generally Accepted Accounting Principles
NQSO	Non-qualified stock option
NYSE	New York Stock Exchange
PSU	Performance-based stock unit
ROIC	Return on invested capital as defined on page 39
RSU	Restricted stock unit
SEC	the Securities and Exchange Commission
Third Amended and Restated 2020 Incentive Plan	the third amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan, which is subject to shareholder approval at the 2025 Annual Meeting
TSR	Total shareholder return

H. B. FULLER | 2025 Proxy Statement 2

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 15, 2025

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 15, 2025, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the 2024 Annual Report to Shareholders available to our shareholders on or about March 4, 2025.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this Proxy Statement. These highlights are only a summary. Please review the complete Proxy Statement and 2024 Annual Report to Shareholders before you vote.

Annual Meeting of Shareholders

DATE AND TIME:	PLACE:	VOTING:
Tuesday, April 15, 2025 at 10:00 a.m. Central Time RECORD DATE: Wednesday, February 19, 2025

Via the Internet. You may attend the virtual meeting by visiting
www.virtualshareholdermeeting.com/FUL2025.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

You may vote by proxy or at the virtual meeting if you were a shareholder of record at the close of business on February 19, 2025 (see pages 75-79) for more information on voting).

H. B. FULLER | 2025 Proxy Statement    3

PROXY SUMMARY

Proposals Requiring Your Vote

Your vote is important. Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting.

Proposal	Board Recommendation	Page
PROPOSAL 1 – Election of Directors	FOR	10

In selecting director nominees, our Board carefully considers the qualifications of each candidate and the overall composition of the Board. The following table provides summary information about each of the director nominees:

MICHAEL J. HAPPE	CHARLES T. LAUBER	CELESTE B. MASTIN
(Class II)	(Class II)	(Class II)
Director Since: 2021	Director Since: 2023	Director Since: 2022
Roles on the Board: Compensation Committee and Corporate Governance and Nominating Committee	Roles on the Board: Audit Committee and Compensation Committee

Independent?	Independent?	Independent?
Yes	Yes	No
Other Public Company Boards:	Other Public Company Boards:	Other Public Company Boards:
Winnebago Industries, Inc.	No	Granite Construction, Inc.

If elected, Mr. Happe, Mr. Lauber and Ms. Mastin would serve as Class II directors for a three-year term until the 2028 Annual Meeting and until their successors are duly elected and qualified or until their earlier resignation or removal.

H. B. FULLER | 2025 Proxy Statement    4

PROXY SUMMARY

Proposal	Board Recommendation	Page
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	28

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2025. Shareholders are asked to ratify this appointment.

PROPOSAL 3 – Non-Binding Advisory Vote on Executive Compensation	FOR	62

In fiscal year 2024, shareholders showed their support for our executive compensation program with 97% of the votes cast for approval of the annual advisory vote on executive compensation, compared to 94% from the prior year. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee continually evaluates the program to ensure that it is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders.

PROPOSAL 4 – Third Amendment and Restatement of the H.B. Fuller Company 2020 Management Incentive Plan	FOR	63

The purpose of the 2020 Incentive Plan is to promote the interests of the Company and our shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. Shareholders are asked to approve the third amendment and restatement of the 2020 Incentive Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 2,000,000 shares and to adopt certain other amendments to the Plan.

H. B. FULLER | 2025 Proxy Statement    5

PROXY SUMMARY

2024 Performance Highlights

Throughout 2024, we executed on actions to streamline our cost structure and managed challenging pricing and raw material dynamics. We also enhanced the profile of our portfolio through several strategic acquisitions and the divestiture of our flooring business. Overall, we demonstrated resilience and determination in executing our winning strategy. At the same time, we recognize that we did not finish the year as strong as we had expected. During the fourth quarter, we encountered unexpected deceleration in volume across the majority of our end markets. Furthermore, slowing customer order patterns, particularly in consumer product goods related market segments and our durable goods distribution channel, shifted price increase realization into fiscal 2025, delaying the offset to higher raw material costs and resulting in margin pressure.

We are proud of the financial results we delivered in fiscal 2024:

●	Net revenue of $3.57 billion;

●	Net income of $130 million, including an unfavorable $38 million non-cash, after-tax impact related to the divestiture of our flooring business;

●	EPS of $2.30, with Adjusted EPS of $3.84;

●	Adjusted EBITDA of $594 million;

●	Operating cash flow of $302 million; and

●	For the 55th consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with an 8.5% increase this year.

Despite the challenges described above, we delivered growth in net revenue and adjusted EBITDA in fiscal year 2024, and we achieved a fiscal year record high adjusted EBITDA margin of 16.6%.

Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

Executive Compensation Program (For More Information, see pages 29 - 43)

Our program emphasizes pay for performance using short- and long-term incentive awards as a significant percentage of total direct compensation. The graphs below show each element of total direct compensation (base salary, short-term incentive, and long-term incentive) as a percentage of total direct compensation for fiscal year 2024 for the CEO and on average for the other NEOs listed in the “Summary Compensation Table.”

Short-term incentive awards are performance-based cash awards granted pursuant to the STIP. Actual results on all STIP metrics are set forth in a table on page 37 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2024, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO, and CAO of 79% of target and ranged from 76% to 148% of target for our other NEOs, based in part on the performance of the operating segments that they lead.

H. B. FULLER | 2025 Proxy Statement    6

PROXY SUMMARY

All short-term incentive awards earned for fiscal year 2024 are also shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Long-term incentive awards are equity awards granted pursuant to the LTIP. The awards are composed of NQSOs, RSUs and PSUs. All equity awards granted in fiscal year 2024 are shown in the “Grants of Plan-Based Awards During Fiscal 2024” table later in this Proxy Statement.

See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

OTHER HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM

●	25% of NEO equity awards are PSUs that cliff vest at the end of a three-year performance period;

●

A policy regarding “clawbacks” of executive and key manager incentive compensation if there is a restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging and certain other transactions in the Company's securities by directors and executive officers;

●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	A double-trigger is required for accelerated equity vesting upon a change-in-control for equity grants to NEOs;

●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	Stock ownership goals of five times base salary for our CEO, three times base salary for our CFO, and two times base salary for our other executive officers.

Fiscal 2024 Changes to our Executive Compensation Program

Effective for STIP awards related to the Company’s 2024 fiscal year and thereafter, Adjusted EBITDA margin is included as a fourth metric along with Adjusted EBITDA, Adjusted EPS, and Adjusted Net Revenue for purposes of calculating STIP awards.  Each of the metrics is weighted at 25% for our executive officers with the exception of our SVP, International Growth Markets, whose STIP metrics are weighted at 35% for Adjusted EPS, 25% for International Growth Markets Adjusted EBITDA margin, 20% for International Growth Markets Adjusted EBITDA, and 20% for International Growth Markets Adjusted Net Revenue. These changes were made to better align the STIP metrics with the Company’s portfolio management approach. Company-wide STIP financial metrics of Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin apply to our corporate NEOs, including our CEO, CFO, and CAO. For other NEOs, we use Company-wide Adjusted EPS and operating segment-specific measures of Segment Adjusted Net Revenue, Segment Adjusted EBITDA, and Segment Adjusted EBITDA Margin.

Board Composition and Diversity

The Board believes that its membership should reflect a diversity of experience, skills, geography, gender, and ethnicity that can enrich its deliberations. The following pie charts provide information about certain aspects of our Board’s diversity as of January 31, 2025.

BOARD DIVERSITY

87.5% Independent	50% Women	12.5% Diverse (Ethnic or Racial)
12.5% Other	50% Men	87.5% Other

H. B. FULLER | 2025 Proxy Statement    7

PROXY SUMMARY

AVERAGE BOARD TENURE:
5.75 YEARS

Additional information on our policies regarding Board composition and Board diversity may be found under “Proposal 1 – Election of Directors – How can a shareholder suggest a candidate for election to the Board?”

Shareholder Engagement

We regularly engage with our investor base to obtain their input on our governance, sustainability, and compensation programs. We have generally received positive feedback and have planned our programs based in part on such feedback when appropriate.

H. B. FULLER | 2025 Proxy Statement    8

PROXY SUMMARY

H.B. FULLER COMPANY’S SUSTAINABILITY

EFFORTS, HUMAN RIGHTS POLICY,

CORPORATE GIVING AND EMPLOYEE

VOLUNTEERISM

At H.B. Fuller, we are committed to creating positive change for all our stakeholders, including customers, employees, shareholders, and communities. We know that our company is best positioned for success when we win the right way, by creating sustainable solutions, taking care of our communities, and planning for the future. Social responsibility is fundamental to who we are as a company and also is a source of competitive advantage. We continually strive to minimize the environmental impact of our operations, while holding safety as a Company value and providing a dynamic and supportive workplace for our employees. We are also committed to basic human rights in our business and across our supply chain, as stated in the H.B. Fuller Human Rights Policy, which can be found in the “Sustainability” section of our corporate website (www.hbfuller.com). We are committed to minimize our ecological footprint and set targets for four key sustainability metrics: energy intensity, greenhouse gas emissions intensity, waste intensity and water withdrawal intensity. We report annually on our sustainability targets, volunteerism and philanthropy in our Annual Sustainability Report, which may be downloaded from our “Sustainability” section of our corporate website (www.hbfuller.com). This report, our Human Rights Policy and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

H. B. FULLER | 2025 Proxy Statement    9

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL

The Board of Directors is composed of eight directors divided into three classes. Generally, each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of Michael J. Happe, Charles T. Lauber, and Celeste B. Mastin, will expire at the Annual Meeting. Mr. Happe, Mr. Lauber, and Ms. Mastin are being nominated to serve an additional three-year term of office until the 2028 Annual Meeting and until their successors are duly elected and qualified or until their earlier resignation or removal and each has agreed to serve as a director if elected. Mr. Happe was elected to the Board of Directors by the shareholders. Mr. Lauber was appointed by the Board of Directors in November 2022, effective January 2023, and Ms. Mastin was appointed by the Board of Directors in September 2022, effective December 2022. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class III directors, consisting of Daniel L. Florness and Teresa J. Rasmussen will expire at the Annual Meeting in 2026, and the term of office for Class I directors, consisting of Thomas W. Handley, Ruth S. Kimmelshue, and Srilata A. Zaheer, will expire at the Annual Meeting in 2027.

Ms. Rasmussen succeeded Lee R. Mitau as Chair of the Board of Directors on January 22, 2025.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board, at its option, may reduce the number of directors constituting Class II directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

H. B. FULLER | 2025 Proxy Statement    10

PROPOSAL 1—ELECTION OF DIRECTORS

WHO ARE THE NOMINEES?

The following directors are standing for re-election for a three-year term until the 2028 Annual Meeting of Shareholders and until the successors are duly elected and qualified or until their earlier resignation or removal.

Class II (Term Ending in 2025)

Age 53 Independent Director since 2021 Committees: Compensation and Corporate Governance and Nominating Other Public Company Boards: Winnebago Industries, Inc.

Michael J. Happe

Biography

President and Chief Executive Officer (2016-present), Winnebago Industries, Inc., leading North American manufacturer of outdoor lifestyle products that are used primarily in leisure travel and outdoor recreation activities. Prior to joining Winnebago, Mr. Happe served as Executive Officer and Group Vice President at The Toro Company. During his 19 years at Toro, he held a series of senior leadership positions across a variety of domestic and international positions.

Qualifications

Mr. Happe brings to the Board a strong business acumen in leading domestic and international businesses at Winnebago and Toro, both public companies. He is a proven leader with experience at building strong organization structures and driving global sales growth and profitability. His extensive experience as an executive leader of significant manufacturing companies is a great benefit to the Company and the Board.

Age 62 Independent Director since 2023 Committees: Audit and Compensation

Charles T. Lauber

Biography

Executive Vice President and Chief Financial Officer (2019-present), A. O. Smith Corporation, global leader in water heating solutions. From 1999 to 2019, Mr. Lauber held several roles at A. O. Smith, having served in financial leadership, operations strategy and corporate development roles. Before joining A. O. Smith, he held a number of auditing and management positions with Ernst & Young (1984-1999).

Qualifications

Mr. Lauber brings to the Board deep experience in public company financial functions, including treasury, controllership, cash management and investor relations. He also is actively involved in modernizing A. O. Smith’s operational capabilities and ESG (environmental, social and governance) strategy and has experience driving company growth through M&A and was vital to A. O. Smith’s successful expansion in the global water markets, including China and India. He also serves on the Board of Directors for the National Association of Manufacturers.

The Board of Directors has determined that Mr. Lauber is an audit committee financial expert as that term is defined under the rules of the SEC.

H. B. FULLER | 2025 Proxy Statement    11

PROPOSAL 1—ELECTION OF DIRECTORS

Age 56 Director since 2022 Other Public Company Boards: Granite Construction, Inc.

Celeste B. Mastin

Biography

President and Chief Executive Officer (2022-present), and Executive Vice President and Chief Operating Officer (2022), H.B. Fuller Company. Previously, Ms. Mastin served as CEO of PetroChoice Lubrication Solutions (2018-2022), the largest distributor of petroleum lubrication solutions in the United States. Prior to that, she held CEO roles at Distribution International, Inc., a distributor of mechanical and acoustical insulation and related supplies for maintenance and repair operations, and MMI Products, Inc. (a division of Oldcastle), a manufacturer of chain link and ornamental iron fence products and concrete reinforcing welded wire mesh and accessories. She served in executive leadership roles at Ferro Corporation and Bostik Adhesives, now owned by Arkema.

Qualifications

Ms. Mastin brings to the Board her 30 years’ experience in manufacturing and distribution with a successful track record of guiding companies’ growth through innovation, service improvement, global expansion, and acquisition. Ms. Mastin also brings experience as an exceptional commercial leader with a proven track record of success in highly complex, international businesses. She has a wealth of global, executive leadership experience and an understanding of the adhesives industry that will provide accelerated growth and performance for the Company.

HOW CAN A SHAREHOLDER SUGGEST A CANDIDATE FOR ELECTION TO THE BOARD?

The Corporate Governance and Nominating Committee of the Board reviews and recommends candidates for election to the Board. Generally, current directors or third-party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third-party search firm was engaged during fiscal year 2024. The Corporate Governance and Nominating Committee reviews candidates and reports their recommendations to the Board of Directors, including an assessment of a candidate’s judgment, experience, independence, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent considering the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender, and ethnicity that can enrich its deliberations. The Board invites each candidate to self-identify diversity characteristics, which may include but are not limited to gender, racial or ethnic background, as well as diverse work experiences, military service, or socio-economic or demographic characteristics. It considers diversity when evaluating director candidates and setting priorities for director searches.

The Committee considers candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2024. For the Board to consider a candidate for nomination at the 2026 Annual Meeting, shareholders must submit the required information to the Corporate Secretary no later than the close of business on January 15, 2026 and no earlier than the close of business on December 16, 2025.

WHO ARE THE REMAINING DIRECTORS?

The following directors are not standing for re-election at the Annual Meeting and their service will continue until the end of their respective terms.

H. B. FULLER | 2025 Proxy Statement    12

PROPOSAL 1—ELECTION OF DIRECTORS

Class III (Term Ending in 2026)

Age 61 Independent Director since 2018 Committees: Audit and Corporate Governance and Nominating Other Public Company Boards: Fastenal Company

Daniel L. Florness

Biography

Chief Executive Officer (2024-present) of Fastenal Company, which provides fasteners, tools, and supplies to companies to manufacture products, build structures, protect personnel, and maintain facilities and equipment. Previously, Mr. Florness served as President and Chief Executive Officer (2016-2024), Executive Vice President and Chief Financial Officer (2002-2015), and Chief Financial Officer (1996-2002) of Fastenal, and as a Senior Manager (1986-1996) of KPMG LLP.

Qualifications

Mr. Florness brings to the Board a broad range of financial and management experience, CEO experience, and public company Board experience. Prior to becoming CEO at Fastenal, his responsibilities included finance, leadership of a portion of a manufacturing division, product development and procurement, and Fastenal’s national accounts business. He also brings deep knowledge and understanding of corporate strategy, and experience growing a business from a $250 million business with operations in two countries to a $7.3 billion global entity with a direct presence in 26 countries.

The Board of Directors has determined that Mr. Florness is an audit committee financial expert as that term is defined under the rules of the SEC.

Age 68 Independent Director since 2020, Independent Chair of the Board since 2025 Committees: Compensation and Corporate Governance and Nominating (Chair)

Teresa J. Rasmussen

Biography

President and Chief Executive Officer (2018-present) of Thrivent Financial for Lutherans, a tax-exempt financial services organization. Previously, Ms. Rasmussen served as President of Thrivent’s Life Insurance business (2015-2018) and Senior Vice President, General Counsel and Secretary (2005-2015) of Thrivent. Ms. Rasmussen served in a variety of executive roles, including Vice President, Chief Legal Officer and Senior Lawyer with American Express/Ameriprise as well as in legal roles at Northeast Securities Corporation, Oppenheimer Wolff & Donnelly LLP, and the U.S. Department of Justice.

Qualifications

Ms. Rasmussen brings to the Board unique strengths given her extensive financial and legal experience, in addition to her executive and leadership roles at Thrivent. She contributes greatly to ongoing strategic growth initiatives. She has a deep understanding of how to address changing market trends, build and sustain strong organizational cultures, and deliver quality and service commitments to customers and clients. Ms. Rasmussen serves on the Board of Directors of Thrivent.

H. B. FULLER | 2025 Proxy Statement    13

PROPOSAL 1—ELECTION OF DIRECTORS

Class I (Term Ending in 2027)

Age 70 Independent Director since 2010 Committees: Audit (Chair) and Corporate Governance and Nominating Other Public Company Boards: Republic Services, Inc.

Thomas W. Handley

Biography

Senior Advisor and former Chief Operating Officer (August 2019-April 2023) of Cascade Asset Management Company which manages the financial assets of William H. Gates III and the Gates Foundation Trust. Previously, Mr. Handley served in various senior executive positions for Ecolab, Inc., a global company providing businesses with solutions for clean water, safe food, abundant energy, and healthy environments, including President and Chief Operating Officer (2012-April 2019). He also held various management positions (1981-2003) with The Procter & Gamble Company, including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business; Mr. Handley also managed various businesses in Mexico and Latin America for P&G.

Qualifications

Mr. Handley brings to our Board a valuable operating perspective due to his broad experience in a variety of markets, businesses, and investments both domestically and internationally while at Cascade, Ecolab, and P&G. He also has experiences with increasing Ecolab’s presence in new markets and in the specialty chemical industry, which are critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, from a management perspective at Ecolab, as a member on another public company board, and as a current and former board member of several non-profit organizations, foundations, and privately held companies.

The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

Age 62 Independent Director since 2017 Committees: Audit and Compensation (Chair)

Ruth S. Kimmelshue

Biography

Former Corporate Senior Vice President, Animal Nutrition and Health Global Enterprise (April 2021-December 2024) of Cargill, Incorporated, a global company providing food, agriculture, financial and industrial products, and services globally. Ms. Kimmelshue previously served as head of Operations and Supply Chain (2015-2021) and as the company’s first-ever Chief Sustainability Officer (2017-2021), a Corporate Leader (2015) for Cargill’s Animal Protein and Salt businesses; Business Unit President (2013-2015) for Cargill Turkey & Cooked Meats; several positions (1999-2013) including Business Unit President of Cargill Salt, and Vice President, Commercial Manager of Cargill AgHorizons, and leader of Cargill Supply Chain Solutions. She also held various positions (1986-1999), at Continental Grain, including roles in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe.

Qualifications

Ms. Kimmelshue brings to our Board, a depth of experience in leading successful global businesses at Cargill and Continental Grain. She has extensive experience in operations and supply chain, which is extremely valuable to the Board and our management team.

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PROPOSAL 1—ELECTION OF DIRECTORS

Age 70 Independent Director since 2022 Committees: Audit and Compensation

Srilata A. Zaheer

Biography

Former Dean of the Carlson School of Management of the University of Minnesota (2011-2023) where she holds the Elmer L. Andersen Chair in Global Corporate Social Responsibility. She has served as a director of the Federal Reserve Bank from 2017 to 2023, and as Chair of that Board from 2020-2023. Dr. Zaheer has worked in India, China, Nigeria, Poland, and Brazil.

Qualifications

Dr. Zaheer brings to the Board deep experience in international business strategy and strong networks in China and India, both important growth markets for our Company. She also has a deep understanding of developing robust corporate social responsibility strategies and programs that will complement our ESG efforts. Dr. Zaheer is a strong leader with deep understanding of global business strategy, including building strong partnerships to diversify and scale service offerings, implementing end-to-end digital transformation to drive performance, and developing strong, global talent pipelines. She has a background in multinational, corporate financial management, and she will bring to the Company insights that will further strengthen our strategy and growth trajectory.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

DIRECTOR INDEPENDENCE

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Ms. Mastin, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any of a director's immediate family members and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. These directors recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Fastenal Company, of which Mr. Florness is the Chief Executive Officer, (ii) the Company and Cargill, Incorporated, of which Ms. Kimmelshue was Corporate Senior Vice President, Business Operations & Supply Chain during fiscal 2024, (iii) the Company and Winnebago Industries, Inc., of which Mr. Happe is the Chief Executive Officer, and (iv) the Company and A. O. Smith Corporation, of which Mr. Lauber is the Executive Vice President and Chief Financial Officer. The Board also reviewed H.B. Fuller’s charitable contributions to, and services provided by, the University of Minnesota and its Carlson School of Management, Dr. Zaheer’s employer. The dollar amounts involved in the transactions fall below the thresholds set by the NYSE for director independence.

MEETINGS OF THE BOARD AND THE BOARD’S COMMITTEES

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including virtual meetings) of the Board and each committee on which they serve. During the 2024 fiscal year, the Board held six meetings. Each of the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2024 fiscal year. In addition, all the directors attended our Annual Meeting of Shareholders held on April 11, 2024.

WHAT ARE THE ROLES OF THE BOARD’S COMMITTEES?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues. The members of the committees as of January 31, 2025 are as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Thomas W. Handley (Chair)	Ruth S. Kimmelshue (Chair)	Teresa J. Rasmussen (Chair)
Daniel L. Florness	Michael J. Happe	Daniel L. Florness
Ruth S. Kimmelshue	Charles T. Lauber	Thomas W. Handley
Charles T. Lauber	Teresa J. Rasmussen[1]	Michael J. Happe
Srilata A. Zaheer	Srilata A. Zaheer

(1)   Ms. Rasmussen served as a member of the Audit Committee until her appointment to the Compensation Committee on January 23, 2025.

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CORPORATE GOVERNANCE

AUDIT COMMITTEE

Number of Meetings in fiscal year 2024:  Nine

Functions: The Audit Committee reviews the Company's financial information and disclosures, appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews our annual audited consolidated financial statements, accounting principles and practices, and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies, procedures, and controls to assess their adequacy and appropriateness in the context of the Company’s business and operating environment, and review steps that management takes to monitor and mitigate risk exposures. The Committee reviews, on an annual basis, the overall enterprise risk management approach and management’s assessment and mitigation of significant risk factors impacting the Company’s business and operating environment. The Committee also monitors cybersecurity, compliance with legal and regulatory requirements, our Code of Business Conduct, and our Policy and Procedures Regarding Transactions with Related Persons.

For more information regarding the Audit Committee's oversight of cybersecurity risks, refer to the “Cybersecurity” section of our Annual Report on Form 10-K, at page 17.

All the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE, and the applicable rules and regulations of the SEC. The Board of Directors has also determined that Daniel L. Florness, Thomas W. Handley, and Charles T. Lauber satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2024 is included in this Proxy Statement.

COMPENSATION COMMITTEE

Number of Meetings in fiscal year 2024:  Five

Functions: The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change-in-control provisions, and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness, and equity of our retirement plans and administers our stock-based compensation plans and individual awards. It also administers the compensation recovery policy.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, equity awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

All the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Compensation Committee Report for fiscal year 2024 is included in this Proxy Statement.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Number of Meetings in fiscal year 2024: Five

Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chair of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Committee is also responsible for reviewing and assessing the Company’s policies and practices relating to significant issues of corporate social and public concern including environmental, social and governance (ESG) matters and may delegate to other Board committees responsibilities related to certain ESG matters as the Committee deems appropriate. The Committee oversees the Company’s engagement with and disclosures concerning ESG matters.

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CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

BOARD’S ROLE IN OVERSIGHT OF RISK

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

●

The full Board of Directors annually reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational, strategy and compliance/regulatory risks identified by management, as well as mitigating practices.

●

The Audit Committee also reviews the Company’s risk assessment and risk management policies, procedures, and controls to assess their adequacy and appropriateness in the context of the Company’s business and operating environment, and reviews steps that management takes to monitor and mitigate risk exposures.

●

The Company’s strategy is also reviewed with the Board at least annually and management considers input from the Board in setting and adjusting the Company’s strategy. The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy and compliance and regulatory risks at meetings where these items are presented and reviewed.

●

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

●

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above) and reports its conclusions to the Board.

Through these processes, the Board continuously oversees a system to identify, assess, and address material risks to the Company on a timely basis. During fiscal year 2024, the Board specifically reviewed the top risks identified during a comprehensive risk assessment process conducted in fiscal year 2023. This review included a review of risk mitigation strategies and included the steps taken since the prior year review to enable the mitigation strategies.

In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company has a separate Chair of the Board and Chief Executive Officer and has had these roles separated since 2007. If these positions are combined, we will have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation, and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide that the Board of Directors does not require the separation of the offices of Chair and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chair and Chief Executive Officer are separate offices, the Chair will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chair, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

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CORPORATE GOVERNANCE

Ms. Rasmussen has served as our independent Chair of the Board since January 2025 and, in this capacity, acts as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chair of the Board and Chief Executive Officer since 2007, because it promotes independent Board oversight of management, capitalizes on existing Board expertise, and it is an effective allocation of duties as between the Chair and the CEO. Ms. Rasmussen is president and chief executive officer and a board member of Thrivent and has significant public company experience. The Chief Executive Officer, in consultation with the Chair, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chair also publishes a schedule of topics to be discussed.

DIRECTOR ELECTIONS

With respect to the election of directors, our Board has adopted a so-called “plurality-plus” standard. A plurality voting standard means that the three nominees receiving the most votes will be elected. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v) the purpose and provisions of the Corporate Governance Guidelines, and (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignation is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

In 2024, Ms. Kimmelshue retired from her position as Corporate Senior Vice President, Animal Nutrition and Health Global Enterprise at Cargill and submitted her resignation for consideration in accordance with our Corporate Governance Guidelines.  The Board considered Ms. Kimmelshue's resignation and the recommendation of the Corporate Governance and Nominating Committee and determined not to accept Ms. Kimmelshue’s resignation because her continued service would be beneficial to the Company.

BOARD PERFORMANCE EVALUATION

The Board of Directors has a practice of annually reviewing its performance, and the performance of its committees and individual directors. Extensive input is received from each director during these annual performance reviews, as well as during the year, through written evaluation forms and other informal means of communication with the Chair and other members of the Board.

CODE OF BUSINESS CONDUCT

We have a Code of Business Conduct applicable to all our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

COMMUNICATIONS WITH DIRECTORS

Interested parties may contact the Board, any Board committee, the Chair, or any independent director, by communicating through the Corporate Secretary, whose contact information may be found on page 79. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail, and surveys; and any other communication that does not relate to the responsibilities of the Board.

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CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval, or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides that certain transactions with these related persons are subject to the review and prior approval of the disinterested members of the Audit Committee. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. Management shall make all reasonable efforts to cancel or annul the transactions that are not pre-approved or ratified.

All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2024, we had transactions, arrangements, and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. See the description of these transactions under "Director Independence." However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements, and relationships.

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DIRECTOR COMPENSATION

The form and amount of compensation for each non-employee director is typically determined and reviewed annually by the Compensation Committee. Such compensation reflects the practices of boards in our peer group and is comprised of cash and Common Stock (or its equivalents). It is our practice to generally align to the market median/50th percentile among our peer companies.

2024 REVIEW OF DIRECTOR COMPENSATION

The Compensation Committee uses an independent compensation consultant to provide ongoing advice and information regarding design and implementation of the Company’s non-employee director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Independent Compensation Consultant” in the “Compensation Discussion and Analysis” section in this Proxy Statement. The Compensation Committee periodically conducts an in-depth market review, including board retainers, committee chair retainers, and annual stock-based awards.

During fiscal 2024, the Committee reviewed general market practices for Board of Director compensation as presented by our independent compensation consultant.  The Committee approved the compensation for the Board of Directors consistent with the previous year as set forth in the table below.

CASH FEES

The retainers paid to our non-employee directors are set forth in the table below. Non-employee directors may elect to defer their retainers into deferred phantom stock units or other deferred investments. If the director elects to defer their cash retainers into phantom stock units, the number of phantom stock units received equals the cash retainer divided by the closing price of a share of the Company common stock on the payment date, plus the Company’s 10% matching contribution as described below under “Directors’ Deferred Compensation Plan.” Our President and Chief Executive Officer does not receive separate compensation for serving as a director or for attendance at any Board meeting.

Annual Cash Retainers
Board Member	$100,000
Non-Executive Chair	$100,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$17,500
Corporate Governance and Nominating Committee Chair	$15,000

EQUITY AWARDS

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our common stock. As a result, the Compensation Committee typically makes an annual grant of deferred phantom stock units to each non-employee director, which pays out in shares of common stock under the terms of the DDCP, and pursuant to elections made by each director. This plan is described below.

On July 16, 2024, the Compensation Committee made an award in the amount of $150,000 to each non-employee director. This amount was divided by the fair market value of the common stock on the date of grant to determine the number of deferred phantom stock units awarded under the DDCP. These deferred phantom stock units are not subject to forfeiture.

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DIRECTOR COMPENSATION

In addition, each non-employee director typically receives a one-time grant of restricted stock units upon his or her initial election to the Board. These RSU awards are granted under our 2020 Incentive Plan, which is described below. In general, these awards vest three years from the date of grant subject to continued service during that period. These RSU awards vest in full upon death or disability and forfeit upon resignation prior to a vesting date.

Equity Awards
Discretionary Annual Award of Deferred Phantom Stock Units	Valued at $150,000
One-time Initial Award of Restricted Stock Units	1,300 units

DIRECTORS’ DEFERRED COMPENSATION PLAN

Under the DDCP, non-employee directors may elect to defer all or a percentage of their Board and chair retainers into several investments. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or the common stock as elected by the director prior to deferring any retainers. Non-employee directors who elect to defer their retainers into phantom stock units will eventually be paid out in shares of common stock. Phantom stock units are credited with dividend equivalents equal to the number of dividends, if any, paid on an equal number of shares of the common stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of common stock on the dividend payment date. If a participant elects to defer retainers into the common stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in common stock by the non-employee director. The phantom stock units credited to the non-employee directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller common stock account under this plan. As described above, during fiscal year 2024, the Compensation Committee exercised this discretion and awarded each non-employee director 1,740.75 deferred phantom stock units having a grant date fair value of $150,000 under this plan.

Any amounts deferred under this plan are paid in shares of common stock or cash (depending on the election made by the non-employee director) at the earliest to occur of:

●

the later of the date of the non-employee director’s retirement (that is, the date of resignation or removal from the Board or the end of the non-employee director’s elected term) or such other date as elected and specified by the non-employee director, which is subject to approval by the Compensation Committee and is made only at the time of the non-employee director’s initial elections and is irrevocable;

●	disability;

●	death;

●	the date of a change in control of H.B. Fuller; or

●	the date of termination of the plan.

2020 INCENTIVE PLAN

Under the 2020 Incentive Plan, we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards, or other stock-based awards. In addition, shares of H.B. Fuller common stock are issued under this plan to satisfy any requirements under the DDCP.

PHYSICAL EXAMINATIONS

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

MATCHING GIFTS TO EDUCATIONAL, ARTS AND CULTURAL ORGANIZATIONS

Under this program, we match a non-employee director’s contribution (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2024

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)[1]	($)[2]	($)[3]	($)
Daniel L. Florness	100,000	158,000	0	258,000
Thomas W. Handley	120,000	162,000	0	282,000
Michael J. Happe	100,000	150,000	0	250,000
Ruth S. Kimmelshue	117,500	161,750	0	279,250
Charles T. Lauber	100,000	159,167	1,153	260,320
Lee R. Mitau[4]	215,000	171,500	0	386,500
Teresa J. Rasmussen	100,000	160,000	0	260,000
Srilata Zaheer	100,000	150,000	1,162	251,162

(1)	The amounts in this column include retainers deferred into deferred phantom stock units at the election of the director. Elections are made on a calendar year basis. For calendar year 2024: Mr. Happe and Ms. Zaheer elected to receive their retainers in cash; Mr. Florness elected to receive 20% of his retainer in cash and 80% in deferred phantom stock units; Mr. Handley, Ms. Kimmelshue, Mr. Mitau, and Ms. Rasmussen elected to receive 100% of their retainers in deferred phantom stock units; and Mr. Lauber elected to defer 100% of his retainer into deferred phantom stock units with the exception of a prorated cash payment in the first quarter.

(2)

The amounts in this column are calculated based on the fair market value of the common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received an award of 1,740.75 deferred phantom stock units on July 16, 2024 with a grant date fair value of $150,000. For those directors who elect to defer all or a portion of their retainers into deferred phantom stock units, the Company makes a 10% matching contribution of additional phantom stock units. These amounts are also included in this column. This column does not include any dividend equivalents.

The aggregate number of deferred phantom stock units and restricted stock units held by each non-employee director as of November 30, 2024 were as follows:

Deferred
Phantom
Stock Units and
Restricted Stock Units
Name	(#)
Daniel L. Florness	24,611
Thomas W. Handley	70,479
Michael J. Happe	9,266
Ruth S. Kimmelshue	27,291
Charles T. Lauber	5,246
Lee R. Mitau	209,097
Teresa J. Rasmussen	12,895
Srilata A. Zaheer	6,294

No non-employee director held any stock options as of November 30, 2024. As of November 30, 2024, Mr. Lauber held 1,330 RSUs and Ms. Zaheer held 1,342 RSUs.

(3)	These amounts represent dividends paid on unvested restricted stock units.

(4)	Mr. Mitau retired from the Board effective January 23, 2025.

STOCK OWNERSHIP GUIDELINES

We have goals for stock ownership for all non-employee directors. Our goal for non-employee director stock ownership is five times the annual Board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2024 stock values. At the time of this review, all non-employee directors have met or exceeded this goal or are on track to meet this goal within five years of being elected as a director.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of common stock each director and NEO beneficially owned as of January 29, 2025. The table also shows the beneficial ownership of common stock by all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of common stock which a director or executive officer has the power to vote or invest, as well as stock options that are exercisable currently or within 60 days and common stock underlying phantom stock units, RSUs and PSUs that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of the outstanding shares of common stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name of Beneficial Owner	Ownership	Outstanding

BlackRock, Inc.	8,429,217[1]	15.38%
The Vanguard Group, Inc.	6,532,504[2]	11.92%
State Street Corporation	3,002,772[3]	5.48%

Daniel L. Florness	25,951[4]	*
Thomas W. Handley	23,534[4]	*
Michael J. Happe	10,604[4]	*
Ruth S. Kimmelshue	9,003[4]	*
Charles T. Lauber	3,227[4]	*
Teresa J. Rasmussen	3,632[4]	*
Srilata A. Zaheer	6,291[4]	*
Celeste B. Mastin	110,685[5]	*
John J. Corkrean	287,188[6]	*
Zhiwei Cai	190,626[7]	*
Traci L. Jensen	177,223[8]	*
M. Shahbaz Malik	52,751[9]	*
All directors and executive officers as a group (18 people)	1,110,520[10]	1.99%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G/A filed with the SEC on January 22, 2024 reporting beneficial ownership as of December 31, 2023. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 8,335,617 shares and sole dispositive power 8,429,217 shares. The holder’s address is 50 Hudson Yards, New York, New York 10001. As disclosed in the Schedule 13G/A, BlackRock’s position includes shares held on behalf of iShares Core S&P Small-Cap ETF, constituting more than five percent of our total outstanding common stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 31,2023. The Vanguard Group, Inc., an investment adviser, reported that it has shared voting power over 93,304 shares, sole dispositive power over 6,381,719 shares and shared dispositive power over 150,715 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G/A filed with the SEC on January 24, 2024 reporting beneficial ownership as of December 31, 2023. State Street Corporation, a holding company, reported that it has shared voting power over 2,794,360 shares and shared dispositive power over 3,002,772 shares. The holder’s address is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016.

H. B. FULLER | 2025 Proxy Statement    24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4)

Includes shares of common stock subject to phantom stock units credited to the accounts of non-employee directors who participate in the DDCP, described under the heading “Director Compensation,” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Daniel L. Florness	24,600	Charles T. Lauber	3,227
Thomas W. Handley	22,187	Teresa J. Rasmussen	1,289
Michael J. Happe	9,261	Srilata A. Zaheer	6,291
Ruth S. Kimmelshue	7,652

Excludes shares of common stock subject to phantom stock units credited to the accounts of directors who participate in the DDCP, described under the heading “Director Compensation” that may not be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Daniel L. Florness	11	Charles T. Lauber	2,019
Thomas W. Handley	48,292	Teresa J. Rasmussen	11,606
Michael J. Happe	5	Srilata A. Zaheer	3
Ruth S. Kimmelshue	19,639

None of the phantom stock units are entitled to vote at the meeting.

(5)

Includes 98,697 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(6)

Includes 234,992 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(7)

Includes 152,217 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(8)

Includes 164,170 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company. Ms. Jensen's information is as of November 30, 2024.

(9)	Includes 41,391 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

(10)

Includes 105 shares held in trust under the 401(k) Plan, 522,833 shares that could be purchased pursuant to stock options within 60 days from January 29, 2025, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company and 74,507 phantom stock units credited to directors’ individual H.B. Fuller common stock accounts under the Directors’ Deferred Plan that may be acquired, in certain circumstances, within 60 days.

H. B. FULLER | 2025 Proxy Statement    25

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any beneficial owners of more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financials” section of the Investor Relations page. We review these reports on the SEC’s website. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements on a timely basis.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage Ernst & Young LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ended November 30, 2024.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Ernst & Young LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2024, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. We have also discussed with Ernst & Young LLP the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the SEC, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 30, 2024 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

Thomas W. Handley (Chair)	Charles T. Lauber
Daniel L. Florness	Teresa J. Rasmussen
Ruth S. Kimmelshue	Srilata A. Zaheer

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FEES PAID TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by Ernst & Young LLP for fiscal year 2024 and fiscal year 2023 for the audit, audit-related, and tax services rendered to us and our affiliates.

	2024	2023
Audit Fees	$4,493,594	$3,913,165
Audit-Related Fees	-	-
Tax Fees	1,458,006	1,360,954

Audit Fees: Audit fees includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to registration statements.

Tax Fees: Tax Fees includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee is responsible for appointing, setting compensation for, and overseeing our independent registered public accounting firm’s work.  The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, and it pre-approved all audit, audit-related, and tax services provided to us that are described above. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval, and establishes requirements for annual pre-approval levels and subsequent specific pre-approval requests.  The policy requires specific pre-approval of all other permitted services.  For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.  The Audit Committee’s charter delegates to its chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve any permitted services.

Requests for pre-approval for services that are eligible for general pre-approval must be submitted to our Vice President, Controller and Principal Accounting Officer and be detailed as to the services to be provided and the estimated total cost.  The Vice President, Controller and Principal Accounting Officer then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval.  Our independent registered public accounting firm and management must report to the Audit Committee on a timely basis regarding the services provided by the independent public accounting firm in accordance with general pre-approval.

We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning, and compliance services. All the services provided by our independent registered public accounting firm in fiscal years 2024 and 2023 were pre-approved by the Audit Committee under its pre-approval procedures.

H. B. FULLER | 2025 Proxy Statement    27

PROPOSAL 2—RATIFICATION OF

APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 29, 2025. While we are not required to do so, H.B. Fuller is submitting the appointment of Ernst & Young LLP for ratification to ascertain the views of our shareholders. If shareholders do not ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, the Audit Committee retains sole responsibility for appointing or terminating our independent registered public accounting firm.

Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

H. B. FULLER | 2025 Proxy Statement    28

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program, including its underlying philosophy, policies, and practices; significant executive compensation developments during the fiscal year; and the determinations made on material elements of compensation awarded to each of our NEOs for fiscal year 2024:

Celeste B. Mastin President and CEO		John J. Corkrean EVP and CFO	Traci L. Jensen EVP and CAO

	Zhiwei Cai EVP, Engineering Adhesives		M. Shahbaz Malik SVP, Business Adhesive Solutions(1)

(1)	We referred to our Business Adhesive Solutions segment as our Construction Adhesives segment until December 1, 2024.

This discussion and analysis focuses on fiscal 2024 compensation actions disclosed in the following compensation tables and accompanying footnotes and narrative. We discuss compensation actions taken during other fiscal years to the extent they enhance the understanding of our executive compensation program for fiscal year 2024.

Elements of Executive Compensation. We use base salary, a short-term incentive plan with cash awards (“STIP”) and a long-term incentive plan with equity grants (“LTIP”), as well as benefits, to attract and motivate our executive officers to achieve results that increase shareholder value. We generally align with the market median for base salary, short-term incentive target values, and long-term incentive target values, which comprise total direct compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy. See "Key Elements of Executive Compensation Program" on page 34.

Fiscal Year 2024 Business Results.

Throughout 2024, we executed on actions to streamline our cost structure and managed challenging pricing and raw material dynamics. We also enhanced the profile of our portfolio through several strategic acquisitions and the divestiture of our flooring business. Overall, we demonstrated resilience and determination in executing our winning strategy. At the same time, we recognize that we did not finish the year as strong as we had expected. During the fourth quarter, we encountered unexpected deceleration in volume across the majority of our end markets. Furthermore, slowing customer order patterns, particularly in consumer product goods related market segments and our durable goods distribution channel, shifted price increase realization into fiscal 2025, delaying the offset to higher raw material costs and resulting in margin pressure.

We are proud of the financial results we delivered in fiscal 2024:

●	Net revenue of $3.57 billion%;

●	Net income of $130 million, including an unfavorable $38 million non-cash, after-tax impact related to the divestiture of our flooring business;

●	EPS of $2.30, with Adjusted EPS of $3.84;

●	Adjusted EBITDA of $594 million;

●	Operating cash flow of $302 million; and

for the 55th consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with an 8.5% increase this year.

Despite the challenges described above, we delivered growth in net revenue and adjusted EBITDA in fiscal year 2024, and we achieved a fiscal year record high adjusted EBITDA margin of 16.6%.

Highlights of our business performance by segment include the following:

●

Within our Construction Adhesives segment, which accounted for 16% of our net revenue, segment revenue totaled $563 million, an increase of 17%, segment net income totaled $25 million, and segment Adjusted EBITDA totaled $75 million, an increase of 35%.

●	Within our Engineering Adhesives segment, which accounted for 41% of our net revenue, segment revenue totaled $1,459 million, an increase of 2%, segment net income totaled $193 million, and segment Adjusted EBITDA totaled $270 million, an increase of 6%.

●	Within our Hygiene, Health and Consumable Adhesives segment, which accounted for 43% of our net revenue, segment revenue totaled $1,546 million, a decrease of 3%, segment net income totaled $187 million, and segment Adjusted EBITDA totaled $247 million, a decrease of 11%.

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EXECUTIVE COMPENSATION

Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are defined in "Fiscal 2024 Short-Term Incentive Compensation."  These metrics are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

STIP Performance Metrics. For our short-term incentive plan, we measure our success primarily by the Company-wide financial metrics which are aligned with our long-term strategic plan. These metrics consist of Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin. Adjusted Net Revenue is a measure of global sales generation, Adjusted EBITDA and Adjusted EBITDA Margin are measures of profitability, and Adjusted EPS is an overall measurement of profitability on a per share basis. Through these metrics, we are measuring the success of the following strategies:

●	organic growth led by innovation and the sale of specialized adhesives solutions to specific market segments where we possess competitive strengths;

●	margin enhancement driven by effective pricing strategies for our products and expense management;

●	continuous improvement through projects that optimize our operational agility, cost structure and overall effectiveness; and

●	efficient deployment of cash generated by operations to repay debt balances and return additional value to shareholders.

The STIP targets for Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin are consistent with the Company’s strategic financial targets.

STIP Performance and Compensation Outcomes.

●

Company-wide STIP financial metrics were Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin, consistent with the Company's strategic financial targets, and they factored into short-term incentives for all our NEOs. We exceeded the threshold level for Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin.

●

Operating segment STIP financial metrics were operating segment measures of Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin, and they factored into short-term incentives for our NEOs who led operating segments, meaning NEOs other than our CEO, CFO, and CAO. We exceeded the threshold level for Engineering Adhesives Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin, and we exceeded the target level for Construction Adhesives Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin.

●

Actual results on all STIP metrics are set forth in a table on page 37 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2024, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO, and CAO of 79% of target and ranged from 76% to 148% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2024 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial metrics that are defined in "Fiscal 2024 Short-Term Incentive Compensation" and reconciled with the most directly comparable GAAP financial metrics in Annex A.

LTIP Performance and Compensation Outcomes.

Long-term incentive awards are equity awards granted pursuant to the LTIP. The awards are comprised of NQSOs, RSUs, and PSUs.

●	25% of NEO equity awards are RSUs vesting in three annual installments (33%, 33%, and 34%).

●	50% of NEO equity awards are NQSOs vesting in three annual installments (33%, 33%, and 34%).

●

25% of NEO equity awards are PSUs cliff vesting at the end of a three year performance period. Performance-based payouts can range from 0% to 200% of target. The ROIC metric has a three-year target. Cliff vesting aligns with our focus on overall ROIC performance during the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award.

●

In fiscal year 2022, we established a three-year ROIC target of 9.2%. Actual ROIC for the three-year period of fiscal years 2022-2024 was 9.6%. Therefore, the grant vested at 110% of target based on the performance during the three-year period.

H. B. FULLER | 2025 Proxy Statement    30

EXECUTIVE COMPENSATION

●	All equity awards granted in fiscal year 2024 are shown in the “Grants of Plan-Based Awards During Fiscal 2024” table later in this Proxy Statement.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Executive Compensation Highlights. The Company’s compensation program features the following:

●	25% of NEO equity awards are PSUs cliff vesting at the end of a three-year performance period;

●

A policy regarding “clawbacks” of executive and key manager incentive compensation if there is a restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging, and certain other transactions in Company securities by directors and executive officers;

●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	A double trigger is required for accelerated equity vesting upon a change-in-control for equity grants to NEOs;

●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	Stock ownership goals of five times base salary for our CEO, three times base salary for our CFO, and two times base salary for our other executive officers. These goals are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

●	Attract and retain qualified executive officers;

●	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

●	Promote internally equitable treatment of our executive officers, while considering external competitiveness and differences in job responsibilities.

To meet these goals, the Company has established the following guidelines:

●	Pay compensation that is competitive with the practices of companies in a broad number of industries, including comparable companies in the chemical industry, with revenues comparable to our revenues;

●	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

●

Provide long-term incentives in the form of stock options, restricted stock units, and performance stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We consider the market median/50th percentile as a reference point when determining appropriate target total direct compensation for each NEO, while allowing deviations from the market median/50th percentile based on role, tenure and other individual-specific considerations.

H. B. FULLER | 2025 Proxy Statement    31

EXECUTIVE COMPENSATION

Use of Competitive Market Data

The Compensation Committee uses several surveys and peer group data points when it reviews executive compensation as described below. With respect to Peer Group Data, during fiscal 2023, the Compensation Committee reviewed the peer group below and did not make any changes from the peer group used to inform fiscal 2023 compensation. To inform fiscal 2024 compensation, we reviewed peer proxy data for 19 companies with a revenue range of $1.437 billion - $12.44 billion based on our fiscal year 2023 revenue and expectations for fiscal year 2024 revenue.

Use of Market Data for Fiscal 2024. When analyzing compensation paid to our NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published sources discussed below, based on availability, by position. The data used by the Compensation Committee to review total compensation (base salary, STIP, LTIP, and high-level review of benefits and perquisites) for our executive officers showed that our total target fiscal 2024 compensation was generally in line with the median of the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee supplements the General Survey data sources noted below with peer group data, as a reference point for compensation design considerations. This data is derived from the most recent Proxy Statement available for each peer company.

The Compensation Committee uses this data because it is considered reliable, relevant market information. When we refer to competitive market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed below.

General Survey Data. The Compensation Committee used published survey data from the following sources to analyze the appropriate level of compensation for our U.S.-based NEOs:

●	AON Radford ($1.50 - 4.99 billion revenue categories for corporate positions (excluding the CEO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

●	Willis Towers Watson ($1.00 - 6.00 billion revenue category for corporate positions (CEO, CFO, and CAO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

The Company participates in both surveys. The AON Radford database includes 4,661 companies and is titled "2023 AON Global Compensation Database.” This database is a global database and covers non-executive jobs as well. The Willis Towers Watson survey includes 797 companies and is titled "Willis Towers Watson 2022 General Industry Executive Survey Report – Compensation Data U.S.” and only includes executive jobs.

Peer Group Data. Our peer group used to inform fiscal 2024 target compensation consisted of comparable, publicly-traded companies with revenues between $1.437 - 12.44 billion (for the most recent fiscal year):

Albemarle Corporation	Graco Inc.
Aptar Group Inc.	Hexcel Corporation
Ashland Global Holdings Inc.	International Flavors & Fragrances Inc.
Avery Dennison Corporation	Nordson Corporation
Avient Corporation	Olin Corporation
Axalta Coating Systems Ltd.	RPM International Inc.
Cabot Corporation	Sensient Technologies Corporation
Celanese Corporation	The Chemours Company
Donaldson Company, Inc.	Trinseo Plc
FMC Corporation

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, considering the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the sources noted above and considering the recommendations of the CEO.

H. B. FULLER | 2025 Proxy Statement    32

EXECUTIVE COMPENSATION

In determining the elements of the executive compensation program, the Compensation Committee selects performance measures that will motivate executives to enhance our performance, such as our earnings and revenue growth, and operating segment specific operational and financial performance. Other considerations include furthering our business objectives, fulfilling corporate responsibilities (including equity among executive officer positions and affordability), maintaining competitive practices and trends, and observing legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future increases in pay and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s incentive to contribute to the Company's success.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when their compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

Independent Compensation Consultant

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. The Compensation Committee engages Willis Towers Watson US LLC (“WTW”) to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. In addition, from time to time, management receives information from the independent compensation consultant in preparation for Compensation Committee meetings.

In fiscal year 2024, the Company paid WTW for services as noted below.

Services	Fees
Executive and Board Compensation Support	$194,629
North America Benefits Consulting, Administration and Actuarial Valuations	$568,610
EIMEA Retirement Plan Investment Advisory Services, Administration and Surveys	$243,538

All non-executive and board related services performed by WTW, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of WTW, the Compensation Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by WTW and concluded that no conflict of interest exists that would prevent WTW from independently advising the Committee.

A representative of the independent compensation consultant generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and its chair may request meetings with the independent compensation consultant in executive session without management present.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (a “Say on Pay Proposal”). At the Company’s Annual Meeting of Shareholders held in April 2024, 97% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee continually evaluates the program to ensure that it is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. The Compensation Committee will continue to consider the outcome of the Company’s Say on Pay Proposal votes in connection with its evaluation of the Company’s executive compensation program. The Compensation Committee will also continue to consider feedback received through the Company's regular engagement with investors, which has generally been positive, in connection with its evaluation of the Company's executive compensation program.

H. B. FULLER | 2025 Proxy Statement    33

EXECUTIVE COMPENSATION

Key Elements of the Executive Compensation Program

Element and Purpose	Features and Market Positioning
Base salary

Attract and retain high caliber executive talent with competitive fixed compensation.

Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance and market conditions.

Short-term incentive (cash)

Aligns executive performance with achievement of annual company-wide financial goals and objectives, as well as operating segment goals and objectives. Payouts are dependent on achievement of predetermined annual financial performance goals.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the STIP can range from no payment to a payment no higher than 200% of the target, based upon actual results.

The annual STIP is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high-performance culture, and ensuring accountability. The STIP places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (equity awards)

NQSOs, PSUs, and RSUs attract, retain, and reward high caliber executive talent; reward performance and promote ownership of common stock, and encourage long-term strategic decision making that is aligned with shareholder interests.

Our LTIP ties a significant portion of our executive officers’ total direct compensation to shareholder value creation, as measured by share price performance. The combination of NQSOs, PSUs, and RSUs provides performance-based rewards, strong alignment with our shareholders, and retention value. Appreciation of common stock increases value of equity awards. PSUs can pay out between 0% and 200% of target.

Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control, and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

We provide NEOs market competitive perquisite and other benefit programs. Some of these benefits assist our executive officers so that they may efficiently use their time on our business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based Company employees.

Fiscal 2024 Base Salaries

In General. In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In the fourth quarter of fiscal 2024, with the assistance of the compensation consultant, the Compensation Committee reviewed the total compensation (base salary, STIP, LTIP, and high-level review of benefits and perquisites) of all the executive officers for market competitiveness.

H. B. FULLER | 2025 Proxy Statement    34

EXECUTIVE COMPENSATION

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2024 are set forth in the following table.

			Percent Increase
	Base Salary as of	Base Salary as of	from
	12/2/2023	11/30/2024	12/2/2023 to 11/30/2024
Named Executive Officer	($)	($)	(%)
Celeste B. Mastin	950,000	1,000,000	5.26%
President and Chief
Executive Officer

John J. Corkrean	600,000	618,000	3.0%
Executive Vice President
and Chief Financial Officer

Zhiwei Cai	576,800	594,104	3.0%
Executive Vice President,
Engineering Adhesives

Traci L. Jensen	500,000	515,000	3.0%
Executive Vice President
and Chief Administrative Officer

M. Shahbaz Malik	478,400	497,536	4.0%
Senior Vice President,
Business Adhesive Solutions

Analysis of Fiscal 2024 Base Salaries, Retention Awards, and Incentive Targets.

Ms. Mastin received a merit increase of 5.26%, her short-term incentive target increased from 120% to 125% of base salary, and her long-term incentive target increased from 375% to 550%. All of these changes were made in consideration of Ms. Mastin’s continued strong performance and overall contributions to the Company and to more closely align her compensation with the market median based on a review of market data.

Mr. Corkrean’s short-term incentive target remained at 80% of base salary and his long-term incentive target increased from $1,000,000 to $1,200,000 based on a review of market data. Mr. Corkrean received a merit increase of 3.0% after a review of market data and his overall contributions to the Company. Mr. Corkrean’s base salary is in the third quartile of the salary range for his position.

Mr. Cai’s short-term incentive target remained at 70% of base salary and his long-term incentive target remained at $650,000 based on a review of market data. Mr. Cai received a merit increase of 3.0% after a review of market data and his overall contributions to the Company. Mr. Cai’s base salary is in the fourth quartile of the salary range for his position.

Ms. Jensen’s short-term incentive target remained at 70% of base salary and her long-term incentive target remained at $650,000 based on a review of market data. Ms. Jensen received a merit increase of 3.0% after a review of market data and her overall contributions to the Company. Ms. Jensen’s base salary is in the second quartile of the salary range for her position.

H. B. FULLER | 2025 Proxy Statement    35

EXECUTIVE COMPENSATION

Mr. Malik's short-term incentive target remained at 60% of base salary and his long-term incentive target remained at $475,000 based on a review of market data. Mr. Malik received a merit increase of 4.0% after a review of market data and his overall contributions to the Company. Mr. Malik's base salary is in the third quartile of the salary range for his position.

For fiscal year 2024, all merit increases for the NEOs who were eligible for merit increases fell within the Company’s general merit increase guidelines for our general employee population. The range of merit increases provided to NEOs was 3.0% to 5.26%.

Fiscal 2024 Short-Term Incentive Compensation

In General. Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the STIP, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the performance objectives.

For fiscal year 2024, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 60% to 125% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of segment operating and/or Company-wide financial goals. The threshold level of performance for the annual cash incentive was set at 80% of target for EPS and Adjusted EBITDA and 85% of target for Net Revenue and Adjusted EBITDA Margin. For EPS and EBITDA, payout is 50% of target for threshold performance, and for Net Revenue and Adjusted EBITDA Margin, payout is 25% of target for threshold performance. Higher payouts are possible if performance is above target levels. For example, at the superior level of performance (110% of target for Adjusted Net Revenue and Adjusted EBITDA Margin and 120% of target for the other two metrics), payout is 200% of target. Adjusted EBITDA Margin was added as a new metric for fiscal year 2024 to better align the STIP metrics with the Company’s portfolio management approach.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

Analysis of Fiscal 2024 Short-Term Incentive Awards. The Compensation Committee approved the STIP metrics because they were representative of our financial results and were key financial measures that are linked to our long-term strategic plan. In establishing the goals for these metrics for fiscal year 2024, we considered our prior year results, economic conditions, and expected business opportunities. At the beginning of fiscal year 2024, we believed the targets were challenging but achievable.

During the year, we received certain payments of insurance proceeds. The Compensation Committee exercised downward discretion for all NEOs to exclude those insurance proceeds from STIP calculations. This resulted in a downward adjustment in related STIP payments to the NEOs by approximately 2%.

For fiscal year 2024, the goals for threshold, target, and superior level of performance, the weighting of the metrics, and the actual performance were as set forth below. These amounts are shown on a non-GAAP basis due to adjustments which are allowed under the STIP as set forth in a footnote in the table below. As noted above, the Compensation Committee exercised downward discretion for all NEOs, which lowered STIP payments to the NEOs by approximately 2%. Actual amounts paid to each NEO are set forth in the “Summary Compensation Table’’ later in this Proxy Statement.

Metric	Weighting (%)	Threshold (25/50% Payout) ($)[1]	Target (100% Payout) ($)[1]	Superior (200% payout) ($)[1]	Actual Result ($)	% of Target	Payout Percentage
Adjusted EPS[3]	25	3.49	4.36	5.23	3.79	87.0	67.5
Adjusted Net Revenue[4]	25	3,299,505	3,666,117	4,032,729	3,534,605	96.4	82.1
Adjusted EBITDA[5]	25	500,002	625,003	750,004	581,160	93.0	82.5
Adjusted EBITDA Margin[6]	25	15.3%	17.0%	18.8%	16.4%	96.4	82.2

H. B. FULLER | 2025 Proxy Statement    36

EXECUTIVE COMPENSATION

Named Executive Officer	Target Cash Incentive ($)	Target (%)	Actual Payout ($)[2]	Payout as a percent of Target (%)
Celeste B. Mastin	1,239,413	125	973,868	78.6

John J. Corkrean	491,961	80	386,558	78.6

Traci L. Jensen	358,721	70	281,865	78.6

Metric	Weighting (%)	Threshold (25/50% Payout) ($)[1]	Target (100% Payout) ($)[1]	Superior (200% payout) ($)[1]	Actual Result ($)	% of Target	Payout Percentage
Adjusted EPS[3]	25	3.49	4.36	5.23	3.79	87.0	67.5

Engineering Adhesives Adjusted Net Revenue[4]	25	1,378,313	1,621,545	1,783,700	1,413,676	93.9	69.5

Engineering Adhesives Adjusted EBITDA[5]	25	222,457	278,071	333,686	255,091	91.7	79.4

Engineering Adhesives Adjusted EBITDA Margin[6]	25	15.7%	18.5%	20.4%	18.0%	97.7	88.5

Named Executive Officer	Target Cash Incentive ($)	Target (%)	Actual Payout ($)[2]	Payout as a percent of Target (%)
Zhiwei Cai	413,821	70	315,435	76.2

Metric	Weighting (%)	Threshold (25/50% Payout) ($)[1]	Target (100% Payout) ($)[1]	Superior (200% payout) ($)[1]	Actual Result ($)	% of Target	Payout Percentage
Adjusted EPS[3]	25	3.49	4.36	5.23	3.79	87.0	67.5

Construction Adhesives Adjusted Net Revenue[4]	25	458,090	538,929	592,822	554,782	102.9	129.4

Construction Adhesives Adjusted EBITDA[5]	25	49,567	62,071	74,485	74,041	119.3	196.4

Construction Adhesives Adjusted EBITDA Margin[6]	25	9.8%	11.5%	12.7%	13.4%	115.9	200.0

Named Executive Officer	Target Cash Incentive ($)	Target (%)	Actual Payout ($)[2]	Payout as a percent of Target (%)
M. Shahbaz Malik	296,577	60	439,897	148.3

H. B. FULLER | 2025 Proxy Statement    37

EXECUTIVE COMPENSATION

(1)	All values in this column are in thousands except for Adjusted EPS.

(2)

The actual cash incentive paid is also found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal year 2024 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2024” table in this Proxy Statement.

(3)

Adjusted EPS is a non-GAAP financial measure which is defined as earnings per share adjusted to exclude unusual items referenced in Annex A. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EPS is reconciled with the most directly comparable GAAP measure in Annex A.

(4)

Adjusted Net Revenue is a non-GAAP measure which is defined as net revenue as disclosed in the Company’s Annual Report on Form 10-K, adjusted to confirm with budgeted exchange rates as the basis of targets is U.S. dollars. Unbudgeted acquisitions and divestitures are excluded from the calculation. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted Net Revenue is reconciled with the most directly comparable GAAP measure in Annex A.

(5)

Adjusted EBITDA is a non-GAAP financial measure which is defined as adjusted net income plus adjusted income tax expense plus interest expense, net, plus depreciation expense plus amortization expense. Segment EBITDA is defined as segment operating income plus depreciation expense plus amortization expense, plus non-operating pension expense or income, plus reported Sekisui-Fuller joint venture equity earnings as reported on the consolidated Company P&L (if applicable), as reported in the Company’s earnings release. Basis of targets is U.S. dollars. Actual results are adjusted to conform with budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EBITDA is reconciled to the most directly comparable GAAP measure in Annex A.

(6)	Adjusted EBITDA Margin is a non-GAAP financial measure which is defined as Adjusted EBITDA (consolidated) divided by Company net revenue. Segment Adjusted EBITDA Margin is defined as Segment EBITDA divided by segment net revenue. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EBITDA Margin is reconciled to the most directly comparable GAAP measure in Annex A.

The following chart shows the percentage increase in fiscal year 2024 performance targets over fiscal year 2023 actual results for each metric used to determine the short-term incentive payouts:

FY 2024 Target to FY
2023 Actual Increase/Decrease

Adjusted EPS	12.76%
Company Adjusted Net Revenue	9.41%
Company Adjusted EBITDA	12.49%
Company Adjusted EBITDA Margin	2.52%
Engineering Adhesives Segment Adjusted Net Revenue	8.65%
Engineering Adhesives Segment Adjusted EBITDA	11.75%
Engineering Adhesives Segment Adjusted EBITDA Margin	3.03%
Construction Adhesives Adjusted Net Revenue	17.45%
Construction Adhesives Adjusted EBITDA	18.28%
Construction Adhesives Adjusted EBITDA Margin	0.55%

Fiscal 2024 Long-Term Incentive Compensation

In General. For all NEOs, the fiscal year 2024 LTIP design included a mix of equity grants consisting of 50% NQSOs, 25% RSUs, and 25% PSUs issued under the 2020 Incentive Plan.

Stock Options. The NQSOs are focused on aligning shareholder value creation with executive rewards and enhancing employee retention, with vesting typically in three installments of 33%, 33%, and 34% on each anniversary date of the grant date if the optionee continues to be employed by the Company. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed with the Company, or once the executive officer becomes retirement eligible. Retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement. However, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility. Stock options are granted for a 10-year term. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Stock Units. Stock units provide a benefit to an employee only if the employee remains employed until the award vests or once the employee becomes retirement eligible. Dividends are accrued on stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Stock units do not have voting rights. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. We grant two kinds of stock units.

●

PSUs. For all NEOs, 25% of their equity awards are PSUs vesting only if the Company achieves at least a threshold level of ROIC performance. PSUs cliff vest three years from the grant date depending on ROIC performance against a metric that is a three-year year target. Cliff vesting better aligns with our focus on overall ROIC performance during the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award.

●

RSUs. For all NEOs, 25% of their equity awards are RSUs vesting based on continued employment over time. RSUs typically vest in three annual installments (33%, 33%, and 34%) from the grant date, which enhances retention.

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EXECUTIVE COMPENSATION

If an NEO is retirement eligible, RSUs and PSUs continue to vest pursuant to the terms of the award. However, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Fiscal 2024 Long-Term Incentive Awards. The value of an individual’s target award is established with consideration of the market median/50th percentile for the applicable position and grade level as well as the contributions and potential of the individual. The CEO recommends to the Compensation Committee the value of stock options, RSUs, and PSUs to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify, or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day share price average is applied. To determine the number of stock units to be awarded, a 30-day share price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year-end annual earnings release) for our common stock as provided under Company policy. We do not allow backdating of options, nor do we have a program, plan, or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The approximate values for each NEO’s fiscal year 2024 long-term incentive award are set forth in the table below.

Approximate
Value of
Long-Term
Incentive
for FY 2024
Named Executive Officer	($)
Celeste B. Mastin	5,500,000
John J. Corkrean	1,320,000
Zhiwei Cai	650,000
Traci L. Jensen	650,000
M. Shahbaz Malik	570,000

Analysis of Fiscal 2022-2024 Long-Term Incentive Award. PSUs granted in fiscal year 2021 and later have a three-year ROIC goal. Fiscal years 2022-2024 ROIC performance and related vesting of PSUs are set forth below.

Fiscal years 2022-2024 ROIC1 Performance Goals and Achievement

2022 PSU Grant
(2022-2024 Performance Period)
Superior	13.2%
Target	9.2%
Threshold	7.2%
Actual	9.6%
Payout Percent	110.0%

(1)	ROIC is defined as:

NOPAT (Net operating profit after tax)

(Short-Term Debt + Long-Term Debt + Total Equity - Cash)

At time of grant, we believed the targets were challenging but achievable. We consider the related target for the ROIC metric to be confidential commercial information the disclosure of which would result in competitive harm to us.

If performance during the three-year performance period is less than threshold (target ROIC less 2%), no PSUs vest. If the threshold level is achieved, the PSUs vest at 50%. If the target level is achieved, the PSUs vest at 100%. If the superior level (target ROIC plus 4%) is achieved, the PSUs vest at 200%. Performance between threshold and target and target and superior is calculated on a straight-line basis.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Fiscal year 2024 RSU and PSU awards are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2024” table in this Proxy Statement.

H. B. FULLER | 2025 Proxy Statement    39

EXECUTIVE COMPENSATION

Other Executive Benefits and Perquisites

In General. We provide the following perquisites and benefits to our executive officers:

Perquisites and Benefits			Description

DC Restoration Plan	●	Non-qualified retirement plan, consisting of the following four components:
		►	1% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees,
		►	An opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance[1],
		►	4% 401(k) match restoration for compensation match in excess of IRS limits, and
		►	Additional credit equal to 7% of eligible earnings.

KEDCP	●

Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean and Mr. Cai participated in this plan during fiscal year 2024.

Financial Counseling	●	Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	●	Annual preventive/diagnostic physical examination and local travel-related expenses.

Excess Liability Insurance	●

Group personal excess liability insurance policy provides individual coverage up to $5,000,000 and $1,000,000 in uninsured/underinsured motorist liability coverage. The Company pays the policy premium and the premium is included in the NEO’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	●	Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross-up for certain assistance that is taxable.

Long-Term Disability Insurance	●

Executives may elect to purchase long-term disability insurance coverage of 50% of their salary up to $20,000 per month. The premiums are paid on an after-tax basis by the employee and then reimbursed by the Company.

(1)	Information regarding calculation of the fiscal year 2024 contribution is found in the “All Other Compensation” column and related footnotes to the “Summary Compensation Table” on page 44.

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EXECUTIVE COMPENSATION

Analysis of Fiscal 2024 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of the executive compensation program, the Compensation Committee typically reviews executive officer benefits and perquisites for market prevalence. In fiscal year 2022, the Compensation Committee decided to review benefits and perquisites on an “every other year” basis since the market data does not typically change materially on an annual basis. However, the Compensation Committee conducted a limited review of certain benefits and perquisites in fiscal 2024 and made the following changes for fiscal 2025 and beyond to maintain market competitive benefits and perquisites that are relevant to executives for recruitment and retention purposes:

●	Eliminated the Excess Liability Insurance benefit;

●	Increased the taxable financial counseling allowance from $7,500 to $10,000 for non-CEO executives and to $15,000 for the CEO; and

●	Introduced a taxable health reimbursement account of up to $4,000 annually for executive officers.

All benefits and perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and Other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company has executive severance agreements discussed under the heading “Severance” and change-in-control agreements discussed under the heading “Change-in-Control Agreements.”

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

●	Severance pay equal to one time (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

●	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

●	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The change-in-control agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications because of a change-in-control. Additionally, change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders. The agreements are a critical and effective tool to attract and retain executives and provide for payments under certain circumstances following a change-in-control of the Company. Another purpose of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to the NEO's terms of employment, such as demotion, reduction in compensation or required relocation) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger,” because a double trigger prevents the unnecessary payment of benefits to an executive officer if the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment.

For change-in-control agreements entered into prior to mid-fiscal year 2018 (for Mr. Corkrean, Mr. Cai, and Ms. Jensen), the arrangements were structured to ensure that executives receive the full intended benefits of these arrangements if a transaction should take place. Our approach was to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminated de minimis or inefficient gross-up payments, only providing tax gross-up in cases of significant imbalance. For change-in-control agreements entered into starting in mid-fiscal year 2018 (for Ms. Mastin and Mr. Malik), the Company does not include a tax gross-up provision. The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced to not trigger an excise tax. The Company would calculate both scenario estimates and the individual would receive the provision with the highest after-tax benefit estimate.

H. B. FULLER | 2025 Proxy Statement    41

EXECUTIVE COMPENSATION

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-in-Control.”

Executive Compensation Policies

Stock Ownership. Goals and levels of executive stock ownership are reviewed annually by the Compensation Committee. An executive officer’s stock ownership includes common stock directly held by the executive officer and common stock held in our 401(k) Plan, RSUs, and phantom stock units held in the Key Employee Deferred Compensation Plan. NQSOs and unvested/unearned PSUs are not counted toward stock ownership goals.

The goal for the CEO is ownership of at least five times their base salary in common stock, and the goal for the CFO is ownership of at least three times their base salary. For the other NEOs, the goal is two times their base salary. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of becoming subject to that goal. For the fiscal year 2024 review of stock ownership, all NEOs who had been subject to the same stock ownership goal for at least five years had met that goal. If after five years at a particular stock ownership goal, an NEO has not met the stock ownership goal, the NEO must retain 100% of all after-tax profit shares from any exercise, vesting, or payout of equity awards until the stock ownership goal is met, unless a hardship exception is granted.

Tax Considerations. Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former NEOs. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain, and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they comply.

Insider Trading. Our insider trading policy governs the purchase, sale and other dispositions of our common stock and other securities by our directors, executive officers, employees and any member of his or her immediate family living in his or her household. The insider trading policy prohibits employees from trading in Company securities when they have material, non-public information about the Company. Additionally, the policy prohibits employees from trading in the securities of other public companies about which the employee learns material, non-public information through his or her employment with the Company.

In addition to the above restrictions, our insider trading policy requires that our directors and Section 16 officers pre-clear every transaction involving Company securities with the Company’s general counsel. Pre-clearance obligations apply to all transactions in company securities, including gifts. Additionally, directors, officers, and certain other employees are prohibited from trading in Company securities during certain blackout periods.

Our insider trading policy also prohibits hedging transactions in Company securities by all officers and directors. Hedging transactions include, for example, prepaid variable contracts, equity swaps, “costless collars,” and other transactions that are designed to hedge or offset any decrease in the market value of Company securities. Additionally, our insider trading policy prohibits pledging transactions by directors and executive officers.

The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended November 30, 2024.

Clawbacks. Our compensation recovery policy generally requires the Compensation Committee to recoup incentive-based compensation from any current or former executive officer or key manager if the payment was predicated on achieving certain financial results that were subsequently the subject of a restatement of Company financial statements due to the material non-compliance with any financial reporting requirements. In such a case, the Compensation Committee will require the executive officer or key manager to reimburse the Company for all incentive-based compensation paid within the three-year period prior to the date that the Company is required to prepare the restatement to the extent that incentive-based compensation received exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. Under our compensation recovery policy, the Compensation Committee may also recoup incentive-based compensation from any current or former executive officer or key manager if the Compensation Committee determines that the executive officer or key manager engaged in intentional misconduct in performing his or her duties. In such a case, the Compensation Committee may require the executive officer or key manager to reimburse the Company for all or a portion of any incentive-based compensation paid within any fiscal year during which the executive officer's or key manager's intentional misconduct occurred.

Policies and Practices Related to the Grant of Certain Equity Awards. The Company typically grants regular annual long-term equity incentive awards (including stock options and RSU and PSU grants to our NEOs) two business days after the filing of the Company’s Annual Report on Form 10-K. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

It is the Compensation Committee’s practice to not grant equity awards to our NEOs during the period beginning four business days before and ending one business day after the filing of the Company’s Annual Report on Form 10-K. Neither the Board nor the Compensation Committee otherwise take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. Stock options are granted with an exercise price at least equal to the fair market value of our common stock on the date of grant, as required by the 2020 Incentive Plan.

During fiscal 2024, the Company did not grant stock options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Non-GAAP Financial Measures

The "Compensation Discussion and Analysis" section of this Proxy Statement contains non-GAAP financial measures, including Adjusted EPS, Adjusted Net Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and ROIC measured on a company-wide basis and certain financial measures for individual operating segments. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

H. B. FULLER | 2025 Proxy Statement    42

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 30, 2024.

Compensation Committee of the Board of Directors of H.B. Fuller Company

Ruth S. Kimmelshue, Chair	Lee R. Mitau
Michael J. Happe	Srilata A. Zaheer
Charles T. Lauber

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by our NEOs, which include individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2024 and the three other most highly compensated executive officers who either were serving as executive officers at the end of fiscal year 2024 or served as an executive officer during fiscal year 2024.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)

CELESTE B. MASTIN[8]	2024	991,731	-	2,682,350	2,896,887	973,868	3,413	292,467	7,840,716
President and	2023	950,000	-	1,624,832	1,615,756	570,018	-	290,296	5,050,902
Chief Executive Officer	2022	438,750	1,700,000	502,842	525,814	364,920	-	444,347	3,976,673

JOHN J. CORKREAN	2024	615,023	-	675,620	695,233	386,558	21,355	120,274	2,514,063
Executive Vice President &	2023	596,769	-	523,710	498,896	239,810	17,781	140,571	2,017,538
Chief Financial Officer	2022	587,615	-	490,494	460,969	488,044	4,447	195,156	2,226,725

ZHIWEI CAI	2024	628,956	-	317,070	342,341	315,435	18,866	97,616	1,720,284
Executive Vice President,	2023	610,685	-	755,063	294,794	195,819	16,153	113,332	1,985,846
Engineering Adhesives	2022	595,437	-	329,309	322,680	368,609	4,247	131,482	1,751,764

TRACI L. JENSEN[9]	2024	512,519	-	348,730	376,577	281,865	34,518	109,617	1,663,826
Executive Vice President &	2023	500,000	-	296,471	294,794	175,217	31,807	109,619	1,407,909
Chief Administrative Officer

M. SHAHBAZ MALIK[10]	2024	494,371	-	278,004	300,218	439,897	7,675	96,899	1,617,064
Senior Vice President,
Business Adhesive Solutions

(1)

Includes cash compensation deferred at the election of the executive under the 401(k) Plan and/or the KEDCP. During fiscal year 2024, Mr. Corkrean and Mr. Cai contributed to H.B. Fuller “stock fund” in the KEDCP. Mr. Corkrean contributed $183,353 of his salary and $135,295 of his STIP payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. Mr. Cai contributed $499 of his salary into phantom units in the KEDCP and received a 10% match from the Company on those contributions. These amounts are included in the applicable “Salary” and “Bonus” columns of this table (as applicable) and the value of the match is included in the “Stock Awards” column of this table. Their contributions are also shown in the “Non-Qualified Deferred Compensation” table and in the “Grants of Plan-Based Awards” table. For accounting and U.S. payroll purposes, fiscal year 2022 contained 53 weeks and fiscal years 2023 and 2024 contained 52 weeks.

(2)

The amount in this column for Ms. Mastin represents the payment of a one-time hiring bonus in fiscal year 2022. This hiring bonus compensated Ms. Mastin for lost bonus compensation at her previous employer.

H. B. FULLER | 2025 Proxy Statement    44

EXECUTIVE COMPENSATION

(3)

The amounts in this column represent the grant date fair value of (a) the 10% Company match of phantom units deferred under the KEDCP, as described in footnote 1, (b) RSU and PSU grants made under the LTIP, and (c) for fiscal year 2023, an RSU retention award to Mr. Cai granted in January 2023. The grant date fair value is calculated in accordance with FASB ASC Topic 715 for phantom units and FASB ASC Topic 718 for RSUs and PSUs based on the closing price of our common stock on the date of grant and, for fiscal year 2024 grants, based on assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024, except that the assumption related to forfeitures is not included in the calculations for these purposes. See the "Grant of Plan-Based Awards Table During 2023" table in this Proxy Statement for additional information on the fiscal year 2024 grants. The values included in this column for PSU grants made in fiscal year 2024 assume target performance. Assuming maximum performance (200% of target), the values are: for Ms. Mastin, $2,682,273 (amount reported in the column is $1,341,136); for Mr. Corkrean, $643,677 (amount reported in this column is $321,839); for Mr. Cai, $316,942 (amount reported in this column is $158,471); for Ms. Jensen, $348,652 (amount reported in this column is $174356); and for Mr. Malik, $277,927 (amount reported in this column is $138,963).

(4)

The amounts in this column represent the grant date fair values of stock option awards made under the LTIP. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(5)	As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash incentives earned under our STIP. See footnote 1 above.

(6)

Amounts reported in this column include the amount of interest accrued during the applicable fiscal year on the officer’s account in the DC Restoration Plan that exceeded 120% of the applicable federal long-term monthly rate in fiscal year 2024. No NEOs participate in the H.B. Fuller Legacy Pension Plan.

(7)

The table below shows the components of this column for fiscal year 2024, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on RSUs and PSUs, and perquisites paid by the Company for the benefit of the executive officers.

H. B. FULLER | 2025 Proxy Statement    45

EXECUTIVE COMPENSATION

All Other Compensation -- Fiscal Year 2024

	Defined	Defined
	Contribution Plan	Contribution
	Company Match	Restoration	Dividends on
	&	Plan	Unvested	Perquisites and
	Contributions	Contributions	RSUs and PSUs	Other Payments	Total
Name	($)[a]	($)[a]	($)[b]	($)[c]	($)
Celeste B. Mastin	17,188	170,222	52,602	52,455	292,467
John J. Corkrean	17,188	72,628	16,538	13,920	120,274
Zhiwei Cai	17,188	57,713	15,409	7,306	97,616
Traci L. Jensen	17,188	65,341	8,589	18,499	109,617
M. Shahbaz Malik	17,188	49,570	7,431	22,710	96,899

(a)

For the contributions related to the discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on Adjusted EPS performance of $3.79, no contribution was made as the threshold of $4.14 was not met. Target level was $4.36, and the superior level was $4.80. Straight line interpolation is used for performance above $4.14 up to $4.80. See further discussion in the section titled “Other Executive Benefits and Perquisites” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 40.

(b)	Dividends accrued on unvested RSUs and PSUs are not paid unless the RSUs or PSUs vest.

(c)

The perquisite and other payments amounts are valued at the amount paid by, or the incremental cost to, the Company as follows: for Ms. Mastin, $4,815 for insurance premiums (including a related tax gross-up of $724), $7,500 for financial counseling,  $140 for a gift related to a Board meeting (including a related tax gross-up of $34), and $40,000 for charitable matching contributions and donations; for Mr. Corkrean, $3,239 for insurance premiums (including a related tax gross-up of $991), $153 for a gift related to a Board meeting (including a related tax gross-up of $47), and $10,528 for charitable matching contributions and donations; for Mr. Cai, $5,701 for insurance premiums (including a related tax gross-up of $1,610), $980 for financial counseling, and $625 for a gift related to a Board meeting (including a related tax gross-up of $169); for Ms. Jensen, $3,155 for insurance premiums (including a related tax gross-up of $907), $5,646 for a health exam, $5,250 for charitable matching contributions and donations, and $2,605 for a gift related to a Board meeting (including a related tax gross-up of $749); and for Mr. Malik, $3,216 for insurance premiums (including a related tax gross-up of $968), $17,500 for charitable matching contributions and donations, and $152 for a gift related to a Board meeting (including a related tax gross-up of $46).

Insurance amounts include premiums for personal excess liability insurance paid on a tax-protected basis and related tax gross-ups. Insurance amounts also include reimbursement for long-term disability insurance premiums in the amount of $1,843 for Ms. Mastin, Mr. Cai, and Ms. Jensen and $1,842 for Mr. Malik.

Amounts for charitable matching contributions and donations by the Company are given under a broad-based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations and a 50% match on all donations by NEOs to the United Way. Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofit organizations where they are serving as board members.

(8)	Ms. Mastin was hired as EVP and COO effective March 7, 2022. She became President and CEO of the Company and a director of the Company effective December 4, 2022.

(9)	Ms. Jensen was promoted to the CAO role effective December 4, 2022.

(10)	Mr. Malik's title was Senior Vice President, Construction Adhesives until the renaming of that segment at the beginning of fiscal year 2025.

H. B. FULLER | 2025 Proxy Statement    46

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2024

The following table summarizes the grants of plan-based awards in fiscal year 2024 for each of the NEOs in the “Summary Compensation Table.” For more information on the terms of these awards, see “Fiscal 2024 Short-Term Incentive Compensation” and “Fiscal 2024 Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock		Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name and Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Options (#)[3]	Awards ($/Sh)	Awards ($)[4]
CELESTE B. MASTIN
STIP Award		77,463	1,239,413	2,478,825
LTIP Award - PSUs	1/26/2024				8,628	17,256	34,512					1,341,136
LTIP Award - RSUs	1/26/2024							17,257	[5]			1,341,214
LTIP Award - NQSOs	1/26/2024									103,238	77.72	2,896,887

JOHN J. CORKREAN
STIP Award		30,748	491,961	983,922
LTIP Award - PSUs	1/26/2024				2,071	4,141	8,282					321,839
LTIP Award - RSUs	1/26/2024							4,142	[5]			321,916
LTIP Award - NQSOs	1/26/2024									24,774	77.72	695,233
KEDCP								4,943	[6]			351,570

ZHIWEI CAI
STIP Award		25,864	413,821	827,642
LTIP Award - PSUs	1/26/2024				1,020	2,039	4,078					158,471
LTIP Award - RSUs	1/26/2024							2,040	[5]			158,549
LTIP Award - NQSOS	1/26/2024									12,199	77.72	342,341
KEDCP								7	[6]			549

TRACI L. JENSEN
STIP Award		22,420	358,721	717,443
LTIP Award - PSUs	1/26/2024				1,122	2,243	4,486					174,326
LTIP Award - RSUs	1/26/2024							2,244	[5]			174,404
LTIP Award - NQSOs	1/26/2024									13,419	77.72	376,577

M. SHAHBAZ MALIK
STIP Award		18,536	296,576	593,153
LTIP Award - PSUs	1/26/2024				894	1,788	3,576					138,963
LTIP Award - RSUs	1/26/2024							1,789	[5]			139,041
LTIP Award - NQSOs	1/26/2024									10,698	77.72	300,218

H. B. FULLER | 2025 Proxy Statement    47

EXECUTIVE COMPENSATION

(1)

The amounts shown in these columns represent the opportunity under our STIP for fiscal year 2024 performance discussed under the heading “Fiscal 2024 Short-Term Incentive Compensation” in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for Adjusted Net Revenue (25% of target) and there is no payment for any other metrics for the applicable NEO. The amount in the target column represents the potential payout if the target level is met for all STIP metrics for the applicable NEO (100% of target). The amount in the maximum column represents the potential payout if the maximum level is met for all STIP metrics for the applicable NEO (200% of target). The short-term incentive award may be $0 if the threshold metric is not met for all the metrics for an NEO. The actual amount paid out in January 2025 under the STIP is set forth in the “Summary Compensation Table.”

(2)

For all NEOs, the PSU awards were granted under the 2020 Incentive Plan and cliff vest in three years from the date of grant based upon ROIC performance. For all grants, if performance is less than threshold (target ROIC less 2%), the PSUs will vest with a value of $0, i.e., no shares will be earned. If the threshold level is achieved, the PSUs will vest at 50%. If the target level is achieved, the PSUs will vest at 100%. Performance between threshold and target and target and superior will be calculated on a pro rata basis. If the superior level (target ROIC plus 4%) is achieved, the PSUs will vest at 200%. Under the 2020 Incentive Plan, dividends on PSUs are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid in shares when the PSUs vest. The PSUs immediately vest at target in the event of death or disability. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(3)

The NQSOs are granted under the 2020 Master Incentive Plan and become exercisable at the rate of 33%, 33%, and 34% each year beginning on the first anniversary of the grant date and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death, or disability.

(4)

The grant date fair value of RSU and PSU awards is calculated by multiplying the number of units for RSUs, and the target number of units for PSUs, by the closing price of our common stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows: risk free rate of return of 3.84%; dividend rate of 0.8815%; volatility rate of 35.206%; quarterly reinvestment of dividends; and an average term of 5 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(5)

The LTIP Award - RSUs were granted under the 2020 Incentive Plan. The RSUs vest in three annual installments (33%, 33%, and 34%) beginning on the first anniversary date of the grant. Under the 2020 Incentive Plan, dividends on RSUs are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid in shares when the RSUs vest. The RSUs become immediately vested in the event of death or disability. The fair value of the RSUs is calculated by multiplying the number of units of RSUs by the closing price of our common stock on the date of grant. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(6)

The KEDCP allows NEOs to defer a portion of their annual base salary and/or any annual short-term incentive payment. If an NEO defers a portion of their salary or short-term incentive payment into the Company stock account in the KEDCP, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean and Mr. Cai deferred a portion of their salary into phantom stock units during fiscal year 2024. Mr. Corkrean also deferred a portion of his STIP related to fiscal year 2024 into phantom stock units. The amounts were deferred on various dates throughout the fiscal year and the total amount deferred, plus the 10% match, is shown here.

H. B. FULLER | 2025 Proxy Statement    48

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END

The following table summarizes the outstanding equity awards as of November 30, 2024 for each of the named executive officers in the “Summary Compensation Table.”

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[4]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[3]

CELESTE B. MASTIN	4/7/2022	16,940	8,727		67.55	4/7/2032
	1/24/2023	23,846	48,415		68.17	1/24/2033
	1/26/2024	—	103,228		77.72	1/26/2034
	4/7/2022						1,307	100,495
	4/7/2022								4,226	295,411
	1/24/2023						8,173	628,422
	1/24/2023								24,390	937,674
	1/26/2024						17,452	1,341,884
	1/26/2024								34,902	1,341,807

JOHN J. CORKREAN	5/17/2016	16,672	—		43.48	5/17/2026
	1/26/2017	23,696	—		50.10	1/26/2027
	1/25/2018	21,834	—		53.57	1/25/2028
	1/24/2019	41,208	—		45.05	1/24/2029
	1/24/2020	48,309	—		48.35	1/24/2030
	1/27/2021	38,376	—		51.89	1/27/2031
	1/24/2022	14,518	7,479		72.94	1/24/2032
	1/24/2023	7,362	14,950		68.17	1/24/2033
	1/26/2024	—	24,774		77.72	1/26/2034
	1/24/2022						1,124	86,424
	1/24/2022								3,630	279,111
	1/24/2023						2,524	194,070
	1/24/2023								7,530	578,982
	1/26/2024						4,189	322,092
	1/26/2024								8,376	644,031

ZHIWEI CAI	1/26/2017	13,033	—		50.10	1/26/2027
	1/25/2018	16,375	—		53.57	1/25/2028
	1/24/2019	27,472	—		45.05	1/24/2029
	1/24/2020	28,985	—		48.35	1/24/2030
	1/27/2021	25,571	—		51.89	1/27/2031
	1/24/2022	10,162	5,236		72.94	1/24/2032
	1/24/2023	4,350	8,834		68.17	1/24/2033
	1/26/2024	—	12,199		77.72	1/26/2034
	1/27/2021						6,847	526,466
	1/24/2022						786	60,436
	1/24/2022								2,541	195,377
	1/24/2023						1,493	114,797
	1/24/2023								4,450	342,161
	1/26/2024						2,063	158,624
	1/26/2024								4,124	317,094

TRACI L. JENSEN	1/19/2016	29,832	—		33.38	1/19/2026
	1/26/2017	23,696	—		50.10	1/26/2027
	1/25/2018	21,834	—		53.57	1/25/2028
	1/24/2019	27,472	—		45.05	1/24/2029
	1/24/2020	14,492	—		48.35	1/24/2030
	1/27/2021	11,992	—		51.89	1/27/2031
	1/24/2022	5,444	2,805		72.94	1/24/2032
	1/24/2023	4,350	8,834		68.17	1/24/2033
	1/26/2024	—	13,419		77.72	1/26/2034
	1/24/2022						422	32,448
	1/24/2022								1,361	104,624
	1/24/2023						1,493	114,797
	1/24/2023								4,450	342,161
	1/26/2024						2,269	174,463
	1/26/2024								4,536	348,773

M. SHAHBAZ MALIK	1/24/2020	4,115	—		48.35	1/24/2030
	1/27/2021	16,605	—		51.89	1/27/2031
	1/24/2022	6,895	3,553		72.94	1/24/2032
	1/24/2023	3,346	6,795		68.17	1/24/2033
	1/26/2024	—	10,698		77.72	1/26/2034
	1/24/2022						534	41,059
	1/24/2022								1,724	132,535
	1/24/2023						1,148	88,270
	1/24/2023								3,422	263,118
	1/26/2024						1,809	139,094
	1/26/2024								3,616	278,034

H. B. FULLER | 2025 Proxy Statement    49

EXECUTIVE COMPENSATION

(1)

NQSOs generally vest in three annual installments (33%, 33%, and 34%) beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability, or change-in-control. A double trigger is required for vesting after a change-in-control.

(2)

RSUs generally vest in three annual installments (33%, 33%, and 34%) beginning on the first anniversary of the grant date. The RSUs become immediately vested in the event of death, disability, and change-in-control. A double trigger is required for vesting after a change-in-control. For Mr. Cai, the retention award of 6,770 RSUs, which includes accrued dividends since the grant date, is a one-time grant that vested on January 24, 2025.

(3)	The market value is based on the closing price on November 29, 2024 (the last business day of the fiscal year) of $76.89.

(4)

Awards of stock units to NEOs are generally 50% RSUs and 50% PSUs. 50% of the stock unit grant is subject to a three-year ROIC target and cliff vests on the third anniversary of the grant date. For the awards granted in fiscal year 2022, the number of shares and payout value is based on the average fiscal year 2022-2024 ROIC performance and the number of shares and payout value presented in the table are based on actual performance. Performance for this period was above target but below superior and the shares paid out at 110% of target. For the awards granted in fiscal 2023 and 2024, the number of shares and payout value presented in the table assume superior performance.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2024

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2024 for each of the NEOs in the “Summary Compensation Table.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Celeste B. Mastin	—	—	5,235	407,040
John J. Corkrean	—	—	10,062	782,157
Zhiwei Cai	—	—	6,649	516,849
Traci L. Jensen	—	—	3,552	276,129
M. Shahbaz Malik	14,000	391,025	4,427	344,131

(1)	The value realized on the exercise of options is the market price of a share of H.B. Fuller common stock at the time of exercise less the exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller common stock on the date of vesting(s) multiplied by the number of vested shares.

H. B. FULLER | 2025 Proxy Statement    50

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2024

The following table summarizes information with respect to the participation of the NEOs in our nonqualified deferred compensation plans – the KEDCP and DC Restoration Plan. The Company makes a 1% non-discretionary contribution to the DC Restoration Plan and there is an opportunity for a discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on EPS performance. For fiscal year 2024, no discretionary contribution was made based on Adjusted EPS of $3.84. The Company also makes a 4% matching contribution to the DC Restoration Plan in excess of IRS limits and a contribution of 7% of eligible earnings. Participation in the KEDCP is voluntary.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last FYE ($)[3]
Celeste B. Mastin	DC Restoration Plan	-	137,010	-	-	137,010
John J. Corkrean	KEDCP	255,296	25,530	19,399	-	1,659,086
	DC Restoration Plan	-	100,255	42,527	-	691,552
Zhiwei Cai	KEDCP	12,248	1,225	985,937	-	5,425,602
	DC Restoration Plan	-	73,372	38,365	-	606,379
Traci L. Jensen	DC Restoration Plan	-	68,790	29,951	(3,499)	580,640
M. Shahbaz Malik	DC Restoration Plan	-	78,865	77,941	-	1,089,750

(1)

Only Mr. Corkrean and Mr. Cai made contributions to the KEDCP during fiscal year 2024. The amount in this column: (i) for Mr. Corkrean is a deferral of fiscal year 2024 salary in the amount of $183,353 and short-term incentive related to fiscal year 2023 in the amount of $71,943 and (ii) for Mr. Cai is a deferral of fiscal year 2024 salary in the amount of $499 and short-term incentive related to fiscal year 2023 in the amount of $11,749. The fiscal year 2024 salary deferrals for Mr. Corkrean and Mr. Cai and which are deferred into phantom stock units are included in the “Salary” column of the “Summary Compensation Table.” Deferred amounts from fiscal year 2024 short-term incentive awards are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Participants are not allowed to make contributions to the DC Restoration Plan.

(2)

The amount in this column related to the KEDCP is also included in the “Stock Awards” column of the “Summary Compensation Table” and includes the Company’s 10% match under the KEDCP for any amounts deferred into the Company stock account. The Company contributions under the DC Restoration Plan are also included in the “All Other Compensation” column of the “Summary Compensation Table.”

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant NEOs in our “Summary Compensation Table” for previous years for the KEDCP and for the DC Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years(a)
Celeste B. Mastin	DC Restoration Plan	137,010
John J. Corkrean	KEDCP	1,252,546
	DC Restoration Plan	691,552
Zhiwei Cai	KEDCP	2,132,536
	DC Restoration Plan	446,357
Traci L. Jensen	DC Restoration Plan	722,456
M. Shahbaz Malik	DC Restoration Plan	60,859

(a)	Amounts for the DC Restoration Plan also include earnings from previous fiscal years, which are not reported in the “Summary Compensation Table” in previous years.

Key Employee Deferred Compensation Plan. The KEDCP is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

H. B. FULLER | 2025 Proxy Statement    51

EXECUTIVE COMPENSATION

Amounts deferred under the KEDCP are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers can change their investment elections at any time, except for investments in the Company stock fund, which can be changed annually. The one-year rates of return for such investments for fiscal 2024 are as follows:

BNY Mellon Stock Index	32.77%	Janus Aspen Overseas Portfolio	11.74%
BNY Mellon Variable Investment, Appreciation	19.70%	Janus Forty Portfolio	35.92%
Fidelity VIP Equity-Income	29.03%	LVIP Baron Growth Opportunities Fund	18.49%
Fidelity VIP Growth	37.42%	Morgan Stanley VIF U.S. Real Estate Portfolio	28.01%
Fidelity VIP II Contrafund	40.02%	PIMCO VIT Real Return Portfolio	5.29%
Goldman Sachs VIT Mic Cap Value	30.23%	PIMCO VIT Total Return Fund	6.89%
H.B. Fuller Company Stock	2.75%	Royce Capital Fund Royce Micro-Cap	31.59%
Invesco V.I. Capital Appreciation Fund	38.79%	T Rowe Price Equity Income Portfolio II	25.91%
Invesco V.I. Global Fund	20.25%	T Rowe Price Mid-Cap Growth Portfolio II	23.64%

Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the “Summary Compensation Table” in this Proxy Statement. During fiscal year 2024, only Mr. Corkrean and Mr. Cai made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2024, no discretionary contributions were made to any of the NEOs. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their KEDCP account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected, or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan.  The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the four component accounts in the plan:

●

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit if the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan. Participants are immediately 100% vested in the value of the match restoration contribution.

●	1% “restoration non-elective” credit provides a contribution of 1% of eligible pay in excess of the IRS annual compensation limit.

●	The potential for 0-3% of eligible pay in excess of the IRS annual compensation limit based on EPS performance. Participants become vested after 3 years of service with the Company.

●	7% credit on all eligible earnings. Participants become vested after 3 years of participation in the DC Restoration Plan.

Interest on contributions is based on the daily Wall Street Journal prime rate when credited.  Upon termination, the vested balance is paid in a lump sum approximately 90 days after the end of the sixth month after termination.  Upon death or disability, the vested balance is paid in a lump sum approximately 90 days after date of death or after becoming totally disabled as defined by the plan.

Contributions made on behalf of NEOs under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In General

The Company has certain arrangements, policies, and practices covering the NEOs in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to an NEO or their beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in-control, death, disability, and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 30, 2024, using the closing share price from the last business day of the fiscal year.

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EXECUTIVE COMPENSATION

We have not included payments or benefits that are fully disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans, or arrangements to the extent that they do not discriminate in scope, term, or operation in favor of the NEOs and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

●	Accrued Vacation Pay

●	401(k) Plan (or similar applicable plan)

●	Health and Welfare Benefits

●	Life Insurance Proceeds

Voluntary Termination

In the event of a voluntary termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of an NEO unless the NEO is retirement eligible. For all long-term incentive awards, retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement and RSUs and PSUs continue to vest pursuant to the terms of the award. However, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Retirement

In the event of a retirement as of the last business day of the fiscal year, stock options immediately vest and RSUs and PSUs continue to vest pursuant to the terms of the award. Retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Involuntary For Cause Termination

In the event of an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of an NEO. Under our long-term incentive award agreements, “cause” means any act by the NEO that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony, or other gross malfeasance of duty on the part of the Participant. In such a termination, all stock awards are forfeited.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, an NEO’s compensation would be affected as follows.

We have a severance arrangement with each of the NEOs. If the NEO’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each change-in-control. To receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including, where permitted by local law, that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

●

A severance payment equal to one time (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount of this severance payment over the lesser of (a) $580,000 (for Ms. Mastin), $560,000 (for Mr. Malik), or $490,000 (for Mr. Corkrean, Mr. Cai, and Ms. Jensen) or (b) two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs, shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

H. B. FULLER | 2025 Proxy Statement    53

●	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

●	Outplacement services with a value up to $20,000.

Benefits under the DC Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the NEOs. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer is terminated by the Company for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

●	The executive will receive a target STIP payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

●

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

●	A payment for outplacement services of up to $25,000.

●	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

The Company does not include a tax gross-up provision for change-in-control agreements entered into starting in mid-fiscal year 2018 (for Ms. Mastin and Mr. Malik). The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced to not trigger an excise tax. The Company would calculate both scenario estimates and the individual would receive the provision with the highest after-tax benefit estimate. For Mr. Corkrean, Mr. Cai, and Ms. Jensen, who entered into change-in-control agreements before fiscal year 2018, in the event severance payments are made to NEOs due to a change-in-control and if they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code, where the 280G parachute value does not exceed 330% of the executive’s base amount, we will reduce the payments and benefits. Under these circumstances, the payments and benefits will be reduced so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. If the payments and benefits are subject to an excise tax, where the 280G parachute value exceeds 330% of the executive’s base amount, we have agreed to reimburse the executive for the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up.” The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer.

We have other compensatory arrangements with our NEOs that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate an NEO’s employment without cause or the NEO terminates his or her employment for good reason (as defined in this plan), then up to three years shall be added to the participant’s years of vesting service for purposes of determining benefits under the plan. If the NEO is already vested, then there is no impact to adding additional years of vesting service.

In addition, in the event of a change-in-control, all RSUs and any unvested stock options outstanding under our stock incentive plans immediately vest in full. For PSU grants, if termination under a change-in-control occurs during the performance period, the participant is entitled to vesting based on, and assuming that, performance would have been achieved at the target level. A double trigger is required prior to accelerated equity vesting. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment (such as demotion, reduction in compensation, or required relocation)) for vesting to accelerate.

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EXECUTIVE COMPENSATION

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, an NEO’s compensation would be affected as follows:

●

Stock options and RSUs would vest at death and at disability. For PSU grants, if death or disability occurs during the performance period, the participant is entitled to vesting based on, and assuming that, performance would have been achieved at the target level.

●	Benefits under the DC Restoration Plan would vest at death or disability.

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EXECUTIVE COMPENSATION

EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION—FISCAL YEAR 2024

The following table shows potential estimated payments to the NEOs in this Proxy Statement upon (1) voluntary termination or retirement, (2) involuntary (not for cause) or good reason termination, (3) involuntary (not for cause) or good reason termination after a change-in-control, and (4) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the NEOs upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any NEO would only be determined after an actual event of termination.

Name	Voluntary Termination or Retirement ($)	Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change- in-Control ($)	Death or Disability ($)
Celeste B. Mastin	-	4,557,542	12,220,004	5,369,920

John J. Corkrean	-	1,157,428	7,195,082	1,627,698

Zhiwei Cai	97,715	1,055,005	6,558,901	1,465,301

Traci L. Jensen[1]	88,112	910,006	3,510,454	850,402

M. Shahbaz Malik	-	841,086	3,221,077	732,819

(1)	Ms. Jensen retired on December 20, 2024, and her retirement did not result in any of the estimated payments reflected in the table. Her stock options that immediately vested on her actual retirement date had an intrinsic value of $0 on that date.

H. B. FULLER | 2025 Proxy Statement    56

CEO PAY RATIO DISCLOSURE

As required by SEC rules and regulations, we are providing the following information regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our CEO. For fiscal year 2024:

●	The median of the annual total compensation of all employees of our company, except for the CEO, was reasonably estimated to be $64,828.

●	The annual total compensation of our CEO, Ms. Mastin was $7,840,717.

●	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is estimated to be 121 to 1.

To identify our median employee, we began by considering everyone employed by us globally on September 30, 2024, which included approximately 7,652 employees. We then calculated total cash compensation for each employee including both current base salary and target cash incentive, and we annualized this amount for employees who commenced employment during the 2024 fiscal year. To calculate total cash compensation for any employee that we paid in currency other than U.S. Dollars, we converted to U.S. Dollars using the same exchange rate used for financial reporting purposes. We then analyzed the compensation amounts for all our employees to determine our median employee. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors.

We changed the date which we use for determining the median employee from September 3 to September 30 to use a date closer to our fiscal year end. For purposes of the calculation, we added together all the elements of the median employee’s compensation for fiscal year 2024 in the same way that we calculate the annual total compensation of our NEOs (including the CEO) in the “Summary Compensation Table.” To calculate our ratio, we divided Ms. Mastin's annual total compensation, as reported in the “Summary Compensation Table,” by the median employee’s annual total compensation.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (CAP, as computed in accordance with SEC rules) and certain financial performance metrics of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	“Compensation Actually Paid” to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average “Compensation Actually Paid” to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (millions)(7) ($)	Adjusted EBITDA (millions) ($)(8)

2024	7,840,717	7,393,283	1,878,810	1,694,049	149.59	115.03	130	581

2023	5,050,902	5,348,935	1,733,524	1,529,973	147.95	105.03	145	556

2022	9,625,758	12,914,989	2,365,901	2,675,267	152.83	120.59	180	533

2021	11,799,233	21,770,541	1,837,302	2,381,444	139.05	121.21	161	459

(1)

Our Principal Executive Officer (PEO) for fiscal 2021 and 2022 was James J. Owens and for fiscal 2023 and 2024 was Celeste B. Mastin. The dollar amounts reported are the amounts of total compensation reported in our "Summary Compensation Table."

(2)

The dollar amounts reported represent the amount of CAP. The dollar amounts do not reflect the actual amount of compensation earned or realized by or paid to an NEO during the applicable year. In accordance with SEC rules, the following adjustments were made to the PEO's total compensation, as reported in the "Summary Compensation Table," to determine the PEO's CAP:

Year	Reported Summary Compensation Table Total for PEO ($)	Deduct: Reported Value of Equity Awards ($)(a)	Add: Equity Award Adjustments ($)(b)	Deduct: Change in Actuarial Present Value of Pension Benefits ($)(c)	Add: Pension Benefit Adjustments ($)(c)	Equals: “Compensation Actually Paid” to PEO ($)

2024	7,840,717	5,579,237	5,131,803	-	-	7,393,283

2023	5,050,902	3,240,588	3,538,621	-	-	5,348,935

2022	9,625,758	5,118,606	8,407,837	-	-	12,914,989

2021	11,799,233	7,852,124	17,823,432	-	-	21,770,541

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the "Summary Compensation Table" for the applicable year.

(b)

The amounts (deducted) or added in calculating the equity award adjustments are set forth in the following table. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(c)	No NEOs participate in the H.B. Fuller Legacy Pension Plan.

H. B. FULLER | 2025 Proxy Statement    58

Year	Add: Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add: Change in Fair Value from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year ($)	Deduct: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Equals: Total Equity Award Adjustments ($)

2024	5,182,791	(70,082)	-	19,094	-	-	5,131,803

2023	3,754,816	(99,113)	-	(117,081)	-	-	3,538,621

2022	6,101,567	2,659,513	-	(353,243)	-	-	8,407,837

2021	14,246,777	3,854,019	-	(277,364)	-	-	17,823,432

(3)

The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our President and CEO) in the “Total” column of the "Summary Compensation Table" in each applicable year. These NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal 2024, Mr. Cai, Mr. Corkrean, Ms. Jensen, and Mr. Malik; (ii) for fiscal 2023, Mr. Cai, Mr. Corkrean, James J. East, our Executive Vice President, Hygiene, Health and Consumable Adhesives, and Ms. Jensen; (iii) for fiscal 2022, Mr. Cai, Heather Campe, our Senior Vice President, International Growth, Mr. Corkrean, and Ms. Mastin; and (iv) for fiscal 2021, Mr. Cai, Theodore M. Clark, our former Executive Vice President and Chief Operating Officer, Mr. Corkrean, Mr. Malik, and Andrew E. Tometich, our former Executive Vice President, Hygiene, Health and Consumable Adhesives.

(4)

The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding our President and CEO). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation, as reported in the "Summary Compensation Table," for these NEOs to determine their average CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Deduct: Average Reported Value of Equity Awards($)(a)	Add: Average Equity Award Adjustments($)(b)	Deduct: Average Change in Actuarial Present Value of Pension Benefits ($)(c)	Add: Average Pension Benefit Adjustments ($)(c)	Equals: Average “Compensation Actually Paid” to Non-PEO NEOs ($)

2024	1,878,810	833,448	648,687	-	-	1,694,049

2023	1,733,524	814,172	610,621	-	-	1,529,973

2022	2,365,901	781,698	1,091,064	-	-	2,675,267

2021	1,837,302	810,273	1,354,415	-	-	2,381,444

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the "Summary Compensation Table" for the applicable year.

(b)

The amounts deducted or added in calculating the equity award adjustments are set forth in the following table. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(c)	No NEOs participate in the H.B. Fuller Legacy Pension Plan.

Year	Add: Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add: Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add: Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add: Average Change in Fair Value from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year ($)	Deduct: Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Add: Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Equals: Average Total Equity Award Adjustments ($)

2024	766,815	(131,859)	7,979	5,752	-	-	648,687

2023	932,268	(98,832)	6,552	(229,366)	-	-	610,621

2022	952,615	188,553	8,304	(39,896)	(18,512)	-	1,091,064

2021	1,115,084	394,490	5,412	(25,366)	(135,205)	-	1,354,415

H. B. FULLER | 2025 Proxy Statement    59

(5)

Cumulative TSR is based on a fixed investment of $100 in the Company's common stock measured from the beginning of the measurement period (November 27, 2020) through and including the end of each applicable fiscal year. Return includes (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the Company's share price at the end of each applicable year and the beginning of the measurement period.

(6)

Represents the peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each measurement period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Specialty Chemicals Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)

The Compensation Committee has selected Adjusted EBITDA as the Company-Selected Measure representing the most important financial measure used to link CAP to the NEOs in fiscal 2024 to Company performance. Adjusted EBITDA is, when combined with the derivative Adjusted EBITDA Margin, the most heavily-weighted metric of our STIP metrics, and under our pay-for-performance approach the STIP represents a significant portion of the NEOs’ compensation. Adjusted EBITDA is a non-U.S. GAAP financial measure defined in "Fiscal 2024 Short-Term Incentive Compensation." See “Annex A” for information concerning this measure including a reconciliation to the most comparable U.S. GAAP financial measure.

Description of Certain Relationships

The graphs below compare the CAP to our President and CEO and the average of the CAP to our other NEOs, with (i) our cumulative TSR, (ii) our net income, and (iii) our Adjusted EBITDA, in each case for our 2021, 2022, 2023, and 2024 fiscal years. The graphs below also compare our cumulative TSR and our peer group cumulative TSR for our 2021, 2022, 2023, and 2024 fiscal years. TSR amounts assume $100 invested on November 27, 2020 and reinvestment of dividends.

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Financial Performance Measures

The most important financial performance measures used by the Company to link CAP to the Company’s NEOs in fiscal 2024 to the Company’s performance are listed below. These metrics are further described in “Key Elements of Executive Compensation Program.”

●	Adjusted EBITDA
●	Adjusted EBITDA Margin
●	Adjusted EPS
●	Adjusted Net Revenue
●	ROIC

H. B. FULLER | 2025 Proxy Statement    61

PROPOSAL 3—NON-BINDING ADVISORY

VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our NEOs described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward, and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

In deciding how to vote on this proposal, the Board urges you to consider the following factors:

●	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.
●

The Compensation Committee believes the Company’s executive compensation programs have been effective at providing our executive officers with incentive to achieve short-term financial performance goals and to engage long-term decision making that is in the best interests of our shareholders.

●

Effective for LTIP awards granted in fiscal year 2021 and thereafter, PSUs moved from three-year ratable vesting to three-year cliff vesting. The ROIC metric for these PSUs did not change. However, the metric now has a three-year target. Cliff vesting better aligns with our focus on overall ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the retention value of the award.

●	Company best practices include:
•

A policy regarding “clawbacks” of executive and key manager incentive compensation if there is a restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

•	A prohibition on hedging, pledging, and certain other transactions in the Company's securities by directors and executive officers;
•	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;
•	For equity grants to NEOs, a double trigger for accelerated equity vesting upon a change-in-control;
•	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and
•	Stock ownership goals of five times base salary for our CEO, three times base salary for our CFO, and two times base salary for our other executive officers, which goals are reviewed annually.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Board. However, the Board will consider the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section and the related tabular and narrative disclosure set forth in this Proxy Statement.

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PROPOSAL 4—APPROVAL OF THE

THIRD AMENDMENT AND

RESTATEMENT OF THE H.B. FULLER

COMPANY 2020 MASTER INCENTIVE

PLAN TO INCREASE SHARES AND

ADOPT CERTAIN OTHER AMENDMENTS

PROPOSAL

We are asking our shareholders to approve the third amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan (the “Third Amended and Restated 2020 Incentive Plan”) to increase the total number of shares of common stock authorized for issuance under the 2020 Incentive Plan, from 5,000,000 shares, of which a maximum of 2,000,000 shares may be issued in the form of Full Value Awards, to 7,000,000 shares, of which a maximum of 3,150,000 shares may be issued in the form of Full Value Awards, along with minor conforming changes.

On January 23, 2025, our Board of Directors adopted, upon recommendation of our Compensation Committee and subject to shareholder approval, the Third Amended and Restated 2020 Incentive Plan. All capitalized terms not otherwise defined in this proposal have the meanings assigned to them in the Third Amended and Restated 2020 Incentive Plan, which is attached as Annex B to this proxy statement.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term shareholders.

The purpose of the Third Amended and Restated 2020 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The Third Amended and Restated 2020 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our shareholders.

The Third Amended and Restated 2020 Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the Third Amended and Restated 2020 Incentive Plan will be 7,000,000 shares. Of these authorized shares, an aggregate of 3,150,000 shares may be issued pursuant to awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”). In addition, shares subject to any outstanding award under our prior incentive plans that, after April 15, 2025, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to termination or cancellation of such award, will be available for reissuance under the Third Amended and Restated 2020 Incentive Plan.

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Reasons for Amending the 2020 Incentive Plan

The Third Amended and Restated 2020 Incentive Plan would increase the total number of shares of common stock authorized for issuance under the 2020 Incentive Plan, from 5,000,000 shares, of which a maximum of 2,000,000 shares may be issued in the form of Full Value Awards, to 7,000,000 shares, of which a maximum of 3,150,000 shares may be issued in the form of Full Value Awards.

We currently make awards of stock options, restricted stock units and dividend equivalents to executive officers and other employees under our 2020 Incentive Plan. As of February 19, 2025, we have 1,678,952 shares available under the 2020 Incentive Plan, of which a maximum of 466,686 shares may be issued in the form of Full Value Awards. We are asking our shareholders to approve the Third Amended and Restated 2020 Incentive Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2025 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2020 Incentive Plan for equity awards the Compensation Committee anticipates granting prior to our 2026 Annual Meeting of Shareholders. Therefore, the Company is proposing to amend and restate the 2020 Incentive Plan to increase the total number of shares of common stock authorized for issuance. Consistent with the 2020 Incentive Plan, under the Third Amended and Restated 2020 Incentive Plan, equity awards will be made both to executive officers and other employees and to non-employee directors.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2024 Long-Term Incentive Compensation,” awards of stock options and restricted stock units (including performance-based restricted stock units) to executive officers and other employees are an essential part of this program. Unless the Third Amended and Restated 2020 Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends approval of the Third Amended and Restated 2020 Incentive Plan in order to allow the Company to have the ability to continue to grant equity awards at competitive levels.

Since the 2020 Incentive Plan was approved by our shareholders on April 2, 2021, no additional awards have been or will be granted under the 2018 Incentive Plan or any predecessor plan (although all outstanding awards previously granted under previous stock incentive plans remain outstanding and subject to the terms of these plans), and shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company (including if an award otherwise terminates or is cancelled without delivery of any shares) become available for re-issuance under the Third Amended and Restated 2020 Incentive Plan.

If the Third Amended and Restated 2020 Incentive Plan is not approved by shareholders, we will continue to use the 2020 Incentive Plan in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our shareholders through a program that includes stock ownership.

Key Features of the Third Amended and Restated 2020 Incentive Plan

Consistent with the 2020 Incentive Plan, the following features of the Third Amended and Restated 2020 Incentive Plan reflect additional equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Authorized. Under the Third Amended and Restated 2020 Incentive Plan, the aggregate number of shares that may be issued is 7,000,000 shares, of which, no more than 3,150,000 shares may be issued pursuant to Full Value Awards.

●

No Evergreen Provision. The Third Amended and Restated 2020 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the Third Amended and Restated 2020 Incentive Plan.

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●

No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the Third Amended and Restated 2020 Incentive Plan.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

●

No Repricing of Stock Options or Stock Appreciation Rights. The Third Amended and Restated 2020 Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

●

No Liberal Change-in-Control Definition. The Third Amended and Restated 2020 Incentive Plan prohibits any award agreement from having a change-in-control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change-in-control transaction.

●

Awards Subject to Forfeiture or Clawback. Awards under the Third Amended and Restated 2020 Incentive Plan will be subject to the Company’s compensation recovery policy, as it may be amended from time to time, and any forfeiture and penalty conditions determined by the Compensation Committee.

●

No Dividend Equivalents Paid on Unvested Awards. Under the Third Amended and Restated 2020 Incentive Plan, dividend and dividend equivalent amounts with respect to any share underlying an award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed. In addition, the Third Amended and Restated 2020 Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

●

Minimum Vesting Requirements. Under the Third Amended and Restated 2020 Incentive Plan, no option, stock appreciation right, restricted stock, RSU or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except that the Company may issue the following awards that do not comply with the one year minimum exercise and vesting requirements: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the Third Amended and Restated 2020 Incentive Plan.

●

Annual Limit on Awards to Directors. Under the Third Amended and Restated 2020 Incentive Plan, the maximum value of all equity and cash-based compensation granted to a non-employee director cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). The independent, non-employee members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that he or she may not participate in the decision.

●	Independent Committee Administration. The Third Amended and Restated 2020 Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Increase in the Number of Shares for the Third Amended and Restated 2020 Incentive Plan

The Company has a history of conservative and disciplined share usage. In setting the proposed increase in the number of shares issuable under the Third Amended and Restated 2020 Incentive Plan, our Compensation Committee and Board considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

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The Third Amended and Restated 2020 Incentive Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted at levels intended to be competitive, taking into account current market conditions.

Number of Outstanding Awards Under All Plans:  As of February 19, 2025, there were 5,006,845 outstanding stock options, which had a weighted average exercise price of $56.44 and a weighted average remaining contractual life of 5.56 years, and there were 454,349 RSU (including PSU) awards outstanding.

Burn Rate. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans. In setting and recommending to our shareholders the increase in the number of shares to be authorized under the Third Amended and Restated 2020 Incentive Plan, the Compensation Committee and the Board of Directors considered H.B. Fuller’s net burn rate for each of the past three fiscal years. The calculation of our net burn rate is shown in the table below:

Fiscal Year			Total
2024	Weighted Average Shares of Common Stock Outstanding	54,932,000
	Stock Options Granted	470,748
	Stock Options Forfeited	(60,637)
	Full Value Awards Granted (RSUs and PSUs)	194,689
	Full Value Awards Forfeited	(15,603)	589,917	1.07%

2023	Weighted Average Shares of Common Stock Outstanding	54,332,000
	Stock Options Granted	471,975
	Stock Options Forfeited	(38,328)
	Full Value Awards Granted (RSUs and PSUs)	187,185
	Full Value Awards Forfeited	(36,276)	584,556	1.08%

2022	Weighted Average Shares of Common Stock Outstanding	53,580,000
	Stock Options Granted	549,458
	Stock Options Forfeited	(40,991)
	Full Value Awards Granted (RSUs and PSUs)	179,603
	Full Value Awards Forfeited	(68,374)	619,696	1.16%
	TOTAL THREE YEAR GRANTS			3.31%

	Three Year Average		3.31%/3	1.10%

(1)

The net burn rate is calculated by adding options and full value awards granted, less any options and full-value awards forfeited, cancelled, or expired, divided by the weighted average shares outstanding.

Based on the burn rates in fiscal years 2024, 2023 and 2022, our three-year average burn rate was 1.10%.

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Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the increase in shares under the Third Amended and Restated 2020 Incentive Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2020 Incentive Plan (“Remaining Reserve”)[1]	1,678,952
Shares Subject to Outstanding Awards under 2020 Incentive Plan and Predecessor Plans (“Granted Shares Outstanding”)[1]	5,461,194
Common Stock Outstanding (“CSO”)[1]	54,189,226
Total Current Dilution[2]	11.6%
Share Increase under Third Amended and Restated 2020 Incentive Plan (“2025 Plan Shares”)	2,000,000
Total Potential Dilution[3]	14.4%

(1)	As of February 19, 2025.

(2)	Calculated as (Remaining Reserve + Granted Shares Outstanding), divided by (Remaining Reserve + Granted Shares Outstanding + CSO).

(3)	Calculated as (Remaining Reserve + Granted Shares Outstanding + 2025 Plan Shares, divided by (Remaining Reserve + Granted Shares Outstanding + 2025 Plan Shares + CSO).

Summary of Material Terms of the Third Amended and Restated 2020 Incentive Plan

The following summary of the material terms of the Third Amended and Restated 2020 Incentive Plan is qualified in its entirety by reference to the full text of the Third Amended and Restated 2020 Incentive Plan, which is attached as Annex B to this Proxy Statement.

Administration

The Compensation Committee will administer the Third Amended and Restated 2020 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Third Amended and Restated 2020 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Third Amended and Restated 2020 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Also, the Compensation Committee can specify the manner in which the Awards are paid out under the Third Amended and Restated 2020 Incentive Plan. Subject to the provisions of the Third Amended and Restated 2020 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Third Amended and Restated 2020 Incentive Plan and establish rules and regulations for the administration of the Third Amended and Restated 2020 Incentive Plan.

The Compensation Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the Third Amended and Restated 2020 Incentive Plan, except that the Compensation Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate applicable rules of the Exchange Act or applicable corporate law.

The Board may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3. Only the Compensation Committee (or another committee of the Board comprised of independent directors) may grant awards to non-employee directors.

No member of the Board or the Compensation Committee or any person to whom the Compensation Committee delegates authority under the Third Amended and Restated 2020 Incentive Plan will be liable for any action or determination taken and made in good faith with respect to the Third Amended and Restated 2020 Incentive Plan or any award granted under the Third Amended and Restated 2020 Incentive Plan. Members of the Board and the Compensation Committee and each person to whom the Compensation Committee delegates authority under the Third Amended and Restated 2020 Incentive Plan will be entitled to indemnification with regard to such actions and determinations.

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Shares Available for Awards and Limits on Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Third Amended and Restated 2020 Incentive Plan will be 7,000,000. Of that number, a maximum of 3,150,000 shares are available for “Full Value Awards,” or awards other than options, stock appreciation rights and other awards the value of which is based solely on an increase in the value of the shares underlying such award after the date of grant. Shares of Common Stock that are issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates will not be counted against the aggregate number of shares of Common Stock available for awards under the Third Amended and Restated 2020 Incentive Plan. In addition, the maximum value of all equity and cash-based compensation granted to a non-employee director cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). The independent, non-employee members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that he or she may not participate in the decision. Furthermore, no eligible person who is an employee, officer, consultant, independent contractor, or advisor may be granted any award or awards for more than 750,000 shares in the aggregate in any calendar year.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Third Amended and Restated 2020 Incentive Plan.

Eligible Participants

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or any person to whom an offer of employment or engagement with us or any of our affiliates has been made, is eligible to receive an award under the Third Amended and Restated 2020 Incentive Plan. An eligible person must be a natural person, and my only be granted an award in connection with the provision of services and related capital raising or promoting or maintaining a market for our shares. Subject to the Third Amended and Restated 2020 Incentive Plan, the Compensation Committee will have full authority to designate which eligible persons will be granted an award. As of February 19, 2025, the record date for our 2025 Annual Meeting of Shareholders, approximately 7,490 executive officers and other employees and all seven non-employee directors would have been eligible to be selected by the Compensation Committee to receive awards under the Third Amended and Restated 2020 Incentive Plan. In fiscal year 2024, we granted awards to approximately 275 executive officers and other employees and all of our non-employee directors who were directors during fiscal year 2024.

Types of Awards and Terms and Conditions

The Third Amended and Restated 2020 Incentive Plan permits the granting of:

●	stock options (including both incentive and non-qualified stock options);
●	stock appreciation rights;
●	restricted stock and RSUs (including performance-based RSUs (“PSUs”);
●	dividend equivalents; and
●	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Third Amended and Restated 2020 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

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Fair Market Value. Determinations of fair market value under the Third Amended and Restated 2020 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the value of a share of Common Stock as of a given date will be the closing price per share of the Common Stock on the New York Stock Exchange on such date. Awards will be adjusted by the Compensation Committee in the case of a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of Common Stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Third Amended and Restated 2020 Incentive Plan.

Vesting. The Third Amended and Restated 2020 Incentive Plan requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to the following limited exceptions: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the Third Amended and Restated 2020 Incentive Plan.

The closing price of a share of our common stock as reported on the NYSE on February 19, 2025, the record date for our 2025 Annual Meeting of Shareholders was $59.03.

Acceleration. The Compensation Committee may provide for the acceleration of the exercisability of any award or the lapse of any restrictions relating to any award, except that no award agreement may contain a definition of change in control that has the effect of accelerating the exercisability of any award or the lapse of any restrictions relating to any award upon the announcement or shareholder approval (rather than consummation) of any reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of our assets.

Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price per share under any stock option may not be less than the fair market value of the Common Stock on the date of grant of such option, except if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock option will expire no later than ten years from the date of grant. The option exercise price may be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may also permit an option to be exercised by delivering to the participant a number of shares of Common Stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. In the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of our stock and our affiliates, the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date of grant, and each such incentive stock option will expire no later than five years from the date of grant. The aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year cannot exceed $100,000. The Company does not currently grant any incentive stock options.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive the excess of the fair market value as of the exercise date of a specified number of shares of the Common Stock over the grant price of the stock appreciation right. The grant price of any stock appreciation right may not be less than the fair market value of the Common Stock on the date of grant of such stock appreciation right, except if such stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock appreciation right will expire no later than ten years from the date of grant. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The Company does not currently grant any stock appreciation rights.

We would receive no consideration for options or stock appreciation rights granted under the Third Amended and Restated 2020 Incentive Plan, other than the services rendered by the holder in his or her capacity as employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or the promise of services from any person to whom an offer of employment or engagement with us or any of our affiliates is made.

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Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to transfer, the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of RSUs will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Company does not currently grant any restricted stock.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of Common Stock, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents to a participant in connection with grants of options, stock appreciation rights or other awards the value of which is based is solely on an increase in the value of our common stock after the grant of such award. Dividend equivalent amounts with respect to any share underlying any other award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Third Amended and Restated 2020 Incentive Plan. No such other stock-based award can contain a purchase right or an option-like feature.

Counting Shares

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the Third Amended and Restated 2020 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares, and shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates, will not be counted against the aggregate number of shares available for awards under the Third Amended and Restated 2020 Incentive Plan.

In general, if shares covered by an award are not purchased or are forfeited or are reacquired by us, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Third Amended and Restated 2020 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the Third Amended and Restated 2020 Incentive Plan. Notwithstanding the foregoing, shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement in shares upon exercise, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the Third Amended and Restated 2020 Incentive Plan.

Amendment and Termination

The Third Amended and Restated 2020 Incentive Plan will terminate on January 24, 2033, unless earlier terminated by the Board. No awards may be made after that date. Unless otherwise expressly provided in an applicable award agreement, any award granted under the Third Amended and Restated 2020 Incentive Plan prior to expiration may extend beyond the expiration of the Third Amended and Restated 2020 Incentive Plan through the award’s normal expiration date.

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The Board may amend, alter, suspend, discontinue or terminate the Third Amended and Restated 2020 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the Third Amended and Restated 2020 Incentive Plan that would (1) increase the number of shares of Common Stock available for issuance under the Third Amended and Restated 2020 Incentive Plan, (2) increase the award limits under the Third Amended and Restated 2020 Incentive Plan, (3) permit repricing of options or stock appreciation rights, (4) increase the maximum term permitted for options or stock appreciation rights under the Third Amended and Restated 2020 Incentive Plan, (5) permit awards of options or stock appreciation rights at a price less than fair market value (other than as permitted under the Third Amended and Restated 2020 Incentive Plan), or (6) cause us to be unable to grant incentive stock options under the Third Amended and Restated 2020 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us. The Compensation Committee may amend the Third Amended and Restated 2020 Incentive Plan, without prior approval of our shareholders, to comply with any changes in tax law impacting awards under the Third Amended and Restated 2020 Incentive Plan to the extent such amendments are for the purpose of maximizing the tax deductibility of awards or avoiding adverse tax results.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any stock appreciation right previously awarded, whether through amendment, cancellation, repurchase and replacement grant or any other means, except in connection with a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Third Amended and Restated 2020 Incentive Plan.

Clawback or Recoupment

All awards under the Third Amended and Restated 2020 Incentive Plan will be subject to forfeiture or other penalties pursuant to the Company’s compensation recovery policy and such forfeiture and penalty provisions as are determined by the Compensation Committee and any amendments to such compensation recovery policy as may be adopted from time to time by the Compensation Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving the Company, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the Third Amended and Restated 2020 Incentive Plan and subject to the terms of the Third Amended and Restated 2020 Incentive Plan, to provide for any of the following to be effective upon consummation of the event (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such award or realization of the participant’s vested rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Transferability of Awards

Generally, no award or other right or interest of a participant under the Third Amended and Restated 2020 Incentive Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

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Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and Stock Appreciation Rights. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or stock appreciation right will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or stock appreciation right.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of restricted stock units will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents accrued with respect to any award will also be taxed as ordinary income if and when paid. Cash or shares to be received pursuant to any other deferred payment award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Third Amended and Restated 2020 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. Therefore, compensation paid to a covered executive in any given year in excess of $1 million will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the Third Amended and Restated 2020 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the Third Amended and Restated 2020 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Third Amended and Restated 2020 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Third Amended and Restated 2020 Incentive Plan, as the amendments to the 2020 Incentive Plan will only take effect upon shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the Third Amended and Restated 2020 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the Third Amended and Restated 2020 Incentive Plan is approved by our shareholders.

The Board of Directors recommends a vote FOR the proposal to approve the Third Amendment and Restatement of the H.B. Fuller Company 2020 Master Incentive Plan to increase shares and adopt certain other amendments. Proxies will be voted FOR the proposal unless otherwise specified.

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Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of November 29, 2024, the last trading day of our most recently completed fiscal year.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,015,845[1]	$56.70[2]	2,854,679[3]
Equity compensation plans not approved by security holders	-	N/A	-
Total	5,015,845	$56.70	2,854,679

(1)

Consists of outstanding stock options to acquire 4,605,104 shares of common stock, 187,952 outstanding time-based restricted stock units and 222,789 outstanding performance-based restricted stock units granted under the Company's equity compensation plans.

(2)	Consists of the weighted average exercise price of stock options granted under the Company's equity compensation plans.

(3)

Number of shares of common stock remaining available for future issuance under the Second Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan. Excludes additional shares requested under Proposal 4.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

QUESTIONS AND ANSWERS

ABOUT THE MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These matters include the election of three directors, the ratification of the appointment of our independent registered public accounting firm, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), and the third amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2020 Incentive Plan by 2,000,000 shares, and to adopt certain other amendments to the 2020 Incentive Plan.

How can I attend the virtual meeting and vote my shares during the meeting?

If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2025. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page. The virtual meeting website will also present an option for you to attend the Annual Meeting as a guest without logging in, but guests will not be able to vote during the Annual Meeting.

If you are a participant in the 401(k) Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares during the virtual meeting.

How will management respond to questions during the virtual meeting?

The Company has held its Annual Meeting of Shareholders as a virtual meeting webcast via the Internet since 2016. While our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding, and arranging logistics for an in-person meeting. We welcome your suggestions on how we can improve our virtual meeting and make it more effective and efficient.

Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting. Shareholders who wish to submit a question to the Company for the meeting may do so in advance at www.proxyvote.com and live during the meeting at www.virtualshareholdermeeting.com/FUL2025. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

We intend that the virtual meeting format provide shareholders a level of participation and transparency as close as possible to the traditional in-person meeting format, and we take the following steps to ensure such an experience:

●	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

●	providing shareholders with the ability to submit appropriate questions real-time, limiting questions to one per shareholder unless time otherwise permits;

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QUESTIONS AND ANSWERS ABOUT THE MEETING

●

answering as many questions as possible in the time allotted for the meeting (the question-and-answer session will be limited to 15 minutes), without discrimination, if the questions are submitted in accordance with the meeting rules of conduct (for example, the Company does not intend to answer questions that are irrelevant to the business of the Company or to the business of the Annual Meeting);

●	if there are appropriate questions that we cannot answer during the meeting, we will post the questions and answers thereto on www.hbfuller.com in the Investor Relations area of our website; and

●

offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the “Communications with Directors” section on page 19 in this Proxy Statement.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 29, 2025, “FOR” the Say on Pay Proposal, and "FOR" the third amendment and restatement of the 2020 H.B. Fuller Company Master Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 19, 2025, you are entitled to vote at the meeting.

As of the record date, 54,189,226 shares of common stock of the Company were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 54,189,226 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder logs in to the virtual meeting and votes at the meeting or if the shareholder has properly submitted a proxy by mail, telephone, or Internet.

How do I vote my shares?

You may give a proxy to be voted at the meeting either:

●	by Internet or telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or proxy card; or

●

if you received printed proxy materials, you may also vote by Internet, mail, or telephone as instructed on the proxy card, or if you hold shares beneficially in street name, the voting instruction card provided to you by your broker, bank, trustee, or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the virtual meeting as described in “How can I attend the virtual meeting and vote my shares during the meeting?” above.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

If you hold any shares of common stock in the 401(k) Plan, you are being provided access to the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan will be voted by the applicable plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of common stock in more than one account. To ensure that all your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card, or Notice of Internet Availability of Proxy Materials you receive.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast, meaning that the three nominees receiving the most votes will be elected. However, in an uncontested election, if a nominee for director receives a greater number of votes “WITHHELD" from his or her election than votes “FOR” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Say On Pay Proposal, and the third amendment and restatement of the 2020 H.B. Fuller Company Master Incentive Plan, the affirmative vote of a majority of the shares of common stock represented and entitled to vote on each proposal is required, provided that the total number of shares of common stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” on the ratification of the appointment of Ernst & Young LLP, the Say on Pay Proposal, and the third amendment and restatement of the 2020 H.B. Fuller Company Master Incentive Plan.

If you vote "ABSTAIN" or "WITHHOLD," your shares will be counted as present at the meeting for the purposes of determining a quorum. If you "ABSTAIN" from voting on any proposal, your abstention has the same effect as a vote against that proposal. If you "WITHHOLD" authority to vote for one or more of the nominees for director, this withholding of authority to vote will have no effect on the election of any director from whom votes are withheld, unless the director receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election, in which case the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the NYSE. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Ernst & Young as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal, or the third amendment and restatement of the 2020 H.B. Fuller Company Master Incentive Plan unless it receives voting instructions from you. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the meeting are approved.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

●	FOR all the nominees for director;

●	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year ending November 29, 2025;

●	FOR the Say on Pay Proposal;

●	FOR the third amendment and restatement of the 2020 H.B. Fuller Company Master Incentive Plan; and

●	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the virtual meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card later to our Corporate Secretary;

●	by submitting another proxy by telephone or via the Internet later; or

●	by voting electronically at the virtual meeting.

If you are a street name holder, please consult your broker, bank, trustee, or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements which are not expected to exceed $21,000 in total.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers, and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the SEC, we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet or by telephone. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes. Our Proxy Statement and 2024 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the Annual Meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws to present a proposal at the Annual Meeting. The Board does not intend to present any other matters for a vote at the Annual Meeting. If you wish to present a proposal at the 2026 Annual Meeting, please see “How can a shareholder present a proposal at the 2026 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting.

How can a shareholder present a proposal at the 2026 Annual Meeting?

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2026 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on November 4, 2025. The proposal must comply with SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

If a shareholder wishes to present a proposal or to nominate a director at the 2025 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than the close of business on January 15, 2026 and no earlier than the close of business on December 16, 2025. The proposal or nomination must comply with the requirements set forth in our Bylaws. In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal or to nominate a director.

How can a shareholder get a copy of the Company’s 2024 Annual Report on Form 10-K?

If you receive a printed copy of the proxy materials in the mail, our 2024 Annual Report, including our Annual Report on Form 10-K for the year ended November 30, 2024, accompanies this Proxy Statement. The 2024 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financials” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2024 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2024 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

How do I contact the Corporate Secretary?

The Corporate Secretary is Gregory O. Ogunsanya. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

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“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and you wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report, and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should contact the Corporate Secretary, H.B. Fuller Company, at P.O. Box 64683, St. Paul, Minnesota 55164-0683, or call (651) 236-5825.

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ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. Such non-GAAP information provided may not be consistent with methodologies used by other companies. The non-GAAP information is reconciled with the most directly comparable GAAP results in the tables below. All information is in thousands (except per share amounts) and is unaudited.

ADJUSTED DILUTED EARNINGS PER SHARE – NON-GAAP RECONCILIATION

	For the Fiscal Year Ended November 30, 2024	For the Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
Net income attributable to H.B. Fuller (GAAP)	$130,256	$144,906	10%
Acquisition project costs	11,035	16,874
Organizational realignment	39,996	29,900
Project One	11,885	9,815
Business divestiture	47,267	0
Other	(1,981)	(611)
Discrete tax items	(5,469)	26,085
Income tax effect on adjustments	(15,811)	(10,604)
Adjusted net income attributable to H.B. Fuller (non-GAAP)	$217,178	$216,365
Diluted shares	56,629	55,958
Diluted earnings per share (GAAP)	$2.30	$2.59	(11%)
Adjusted diluted earnings per share (Adjusted EPS) non-GAAP[1]	$3.84	$3.87	(1%)
Discretionary Adjustment	$0.05	$-
Adjusted diluted earnings per share (Adjusted EPS) – STIP non-GAAP[1]	$3.79	$3.87

(1)

Adjusted EPS is a non-GAAP financial measure and excludes the after-tax items shown on the reconciliation table above, including costs related to accounting for acquisitions, costs associated with organizational realignment to support the Company’s strategic plan; Project ONE development costs; and other costs.

In calculating results used for our STIP, additional adjustments are made to non-GAAP business results used for financial reporting purposes to eliminate the impact of acquisitions (for Adjusted EBITDA and Adjusted Net Revenue, but not for Adjusted EPS) and other items to ensure that actual results used for our STIP are comparable to targets.

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE

AMOUNT USED FOR THE STIP

Fiscal Year Ended November 30, 2024

Net Revenue (GAAP)	$3,568,736
Adjustments for acquisitions	$(48,679)
Foreign Exchange Adjustment to Budget Rates	14,548
Adjusted Net Revenue – STIP (non-GAAP)	$3,534,605

H. B. FULLER | 2025 Proxy Statement    A-1

ANNEX A

NET INCOME - GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	For the Fiscal Year Ended November 30, 2024	For the Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
Net Income attributable to H.B. Fuller (GAAP)	$130,256	$144,906
Adjustments
Acquisition project costs	11,035	16,874
Organizational realignment	39,996	29,900
Project One	11,885	9,815
Business divestiture	47,267	0
Other	(1,981)	(611)
Discrete tax items	(5,469)	26,085
Income tax effect on adjustments	(15,811)	(10,604)
Adjusted Net Income	$217,178	$216,365
Add:
Interest expense	133,122	131,913
Interest income	(4,679)	(3,943)
Income taxes	77,661	78,047
Depreciation and Amortization expense	170,573	158,456
Adjusted EBITDA (non-GAAP)	593,855	580,838	2%
Net revenue	3,568,736	3,510,934
Adjusted EBITDA margin (non-GAAP)	16.6%	16.5%
Adjustments for acquisitions	(14,189)	(13,582)
Foreign Exchange Adjustment to Budget Rates	3,894	(11,630)
Discretionary Adjustment	(2,400)	0
Adjusted EBITDA – STIP (non-GAAP)	$581,160	$555,626

ADJUSTED EBITDA MARGIN TO ADJUSTED EBITDA MARGIN

USED FOR THE STIP

Fiscal Year Ended November 30, 2024

Adjusted EBITDA margin (non-GAAP)	16.6%
Adjustments for acquisitions	(0.2)%
Foreign Exchange Adjustment to Budget Rates	0.1%
Discretionary Adjustment	(0.1)%
Adjusted EBITDA Margin - STIP (non-GAAP)	16.4%

H. B. FULLER | 2025 Proxy Statement    A-2

ANNEX A

ENGINEERING ADHESIVES (“EA”) SEGMENT NET REVENUE - GAAP AMOUNT

TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
EA Segment Revenue (GAAP)	$1,459,137	$1,428,744	2%
Adjustments for acquisitions	$(41,906)	$(5,189)
Foreign Exchange Adjustment to Budget Rates	(3,555)	(37,720)
EA Segment Net Revenue - STIP (non-GAAP)	$1,413,676	$1,385,835	2%

EA SEGMENT ADJUSTED NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
EA Adhesives Segment Net Income (GAAP)	$193,038	$187,346
Add: Depreciation and Amortization	73,041	63,143
Add: Non-Operating Pension Expense or Income	4,207	5,289
Adjusted EBITDA (non-GAAP)	270,286	255,778	6%
Adjustments for acquisitions	(13,518)	280
Foreign Exchange Adjustment to Budget Rates	(686)	(7,226)
Discretionary Adjustment	(991)	0
EA Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$255,091	$248,832	3%

EA SEGMENT ADJUSTED EBITDA MARGIN TO ADJUSTED EBITDA MARGIN

USED FOR THE STIP

Fiscal Year Ended November 30, 2024

Adjusted EBITDA margin (non-GAAP)	18.5%
Adjustments for acquisitions	(0.4)%
Foreign Exchange Adjustment to Budget Rates	0%
Discretionary Adjustment	(0.1)%
Adjusted EBITDA Margin - STIP (non-GAAP)	18.0%

H. B. FULLER | 2025 Proxy Statement    A-3

ANNEX A

CONSTRUCTION ADHESIVES (“CA”) SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
CA Segment Revenue (GAAP)	$563,248	$480,703	17%
Adjustments for acquisitions	(6,773)	(15,838)
Foreign Exchange Adjustment to Budget Rates	(1,693)	(6,022)
CA Segment Adjusted Net Revenue – STIP (non-GAAP)	$554,782	$458,843	21%

CA SEGMENT NET INCOME - GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
CA Segment Net Income (GAAP)	$25,304	$5,961
Add: Depreciation and Amortization	$44,173	$41,915
Add: Non-Operating Pension Expense or Income	5,724	7,641
Adjusted EBITDA (non-GAAP)	75,201	55,517	35%
Adjustments for acquisitions	(671)	(2,099)
Foreign Exchange Adjustment to Budget Rates	(136)	(939)
Discretionary Adjustment	(353)	0
CA Segment Adjusted EBITDA – STIP (non-GAAP)	$74,041	$52,479	41%

CA SEGMENT ADJUSTED EBITDA MARGIN TO ADJUSTED EBITDA MARGIN

USED FOR THE STIP

Fiscal Year Ended November 30, 2024

Adjusted EBITDA margin (non-GAAP)	13.4%
Adjustments for acquisitions	0%
Foreign Exchange Adjustment to Budget Rates	0%
Discretionary Adjustment	0%
Adjusted EBITDA Margin - STIP (non-GAAP)	13.4%

H. B. FULLER | 2025 Proxy Statement    A-4

ANNEX A

HYGIENE, HEALTH AND CONSUMABLE (“HHC”) ADHESIVES SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
HHC Adhesives Segment Revenue (GAAP)	$1,546,351	$1,601,487	(3%)
Adjustments for acquisitions	$-	$(73,250)
Foreign Exchange Adjustment to Budget Rates	19,796	(22,463)
HHC Adhesives Segment Adjusted Net Revenue – STIP (non-GAAP)	$1,566,147	$1,505,774	4%

HHC ADHESIVES SEGMENT NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year 2023 to Fiscal Year 2024 Increase (Decrease)
HHC Adhesives Segment Net Income (GAAP)	$187,413	$215,088
Add: Depreciation and Amortization	$53,359	$53,398
Add: Non-Operating Pension Expense or Income	5,990	7,316
Adjusted EBITDA (non-GAAP)	246,762	275,802	(11%)
Adjustments for acquisitions	0	(11,764)
Foreign Exchange Adjustment to Budget Rates	3,064	(3,646)
Discretionary Adjustment	(1,056)	0
HHC Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$248,770	$260,392	(4%)

HHC SEGMENT ADJUSTED EBITDA MARGIN TO ADJUSTED EBITDA MARGIN

USED FOR THE STIP

Fiscal Year Ended November 30, 2024

Adjusted EBITDA margin (non-GAAP)	16.0%
Adjustments for acquisitions	0%
Foreign Exchange Adjustment to Budget Rates	0%
Discretionary Adjustment	(0.1)%
Adjusted EBITDA Margin - STIP (non-GAAP)	15.9%

H. B. FULLER | 2025 Proxy Statement    A-5

ANNEX A

OPERATING INCOME – GAAP AMOUNT TO ROIC USED FOR THE LTIP

Fiscal Year ended November 30, 2024

	Fiscal Year Ended November 30, 2024	Fiscal Year Ended December 2, 2023	Fiscal Year Ended December 3, 2022
Operating Income (GAAP)	348,220	355,137	322,718
Other income (expense), net[1]	15,920	20,246	30,081
Adjustments for Acquisitions	(4,644)	(557)	(7,952)
Adjustments[2]	57,525	53,260	34,936
Adjusted Operating Income	417,021	428,086	379,783

Tax Expense	(111,300)	(115,200)	(101,402)
Income from equity method investments	4,357	4,357	5,665
Net operating profit after tax[a]	309,834	317,244	284,046

Invested Capital[b]	3,284,150	3,187,199	3,045,437

ROIC (a/b) (non-GAAP)	9.4%	10.0%	9.3%
ROIC Average	9.6%

(1)	All components of net periodic pension (cost) benefit and net periodic retirement postretirement benefit (cost) other than service (cost) benefit.

(2)

Adjustments include the following pre-tax items: costs related to integrating and accounting for acquisitions; costs associated with organizational realignment to support the Company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal Adhesives business; transactional tax expense associated with an audit settlement; Project ONE development; and other costs.

Acquisition project costs	11,520	16,997	10,830
Organizational realignment	38,068	29,820	7,601
Royal Restructuring and Integration	0	0	2,500
Project One	11,885	9,815	9,885
Other	(3,948)	(3,352)	4,120
Total Adjustments	57,525	53,260	34,936

H. B. FULLER | 2025 Proxy Statement    A-6

ANNEX B

THIRD AMENDED AND RESTATED H.B. FULLER COMPANY
2020 MASTER INCENTIVE PLAN

Section 1.     Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(g)     “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h)     “Director” shall mean a member of the Board.

(i)     “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

H. B. FULLER | 2025 Proxy Statement    B-1

ANNEX B

(j)     “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person, and may only be granted an Award in connection with the provision of services not related to capital raising or promoting or maintaining a market for the Shares.

(k)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)     “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)     “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)     “Plan” shall mean the Third Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan, as amended from time to time.

(t)     “Prior Plans” shall mean the H.B. Fuller Company 2018 Master Incentive Plan, the H.B. Fuller Company 2016 Master Incentive Plan and the H.B. Fuller Company 2009 Director Stock Incentive Plan (and any predecessor plans to such plans), as amended from time to time.

(u)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

H. B. FULLER | 2025 Proxy Statement    B-2

ANNEX B

(v)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)     “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(y)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(z)     “Share” or “Shares” shall mean share(s) of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa)     “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(bb)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

(a)     Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations of Sections 6 and 7; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

H. B. FULLER | 2025 Proxy Statement    B-3

ANNEX B

(b)     Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

(c)     Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)     Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.     Shares Available for Awards

(a)     Shares Available.

(i)         Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 7,000,000 (consisting of the initial 1,600,000 authorized Shares in connection with the adoption of the Plan, plus 900,000 additional Shares authorized by shareholders on April 8, 2021 and 2,500,000 additional Shares authorized by shareholders on April 6, 2023, together with the 2,000,000 additional shares authorized under this restatement), plus any Shares subject to any outstanding award under the Prior Plans that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

H. B. FULLER | 2025 Proxy Statement    B-4

ANNEX B

(ii)         Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed the sum of 3,150,000, plus any Shares subject to any outstanding full value award under the Prior Plan that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iii)         On and after April 2, 2020, the date shareholders originally approved the Plan, grants of new awards have been permanently discontinued under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

(b)     Counting Shares. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)         Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)         Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

H. B. FULLER | 2025 Proxy Statement    B-5

ANNEX B

(iii)         Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)         Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)     Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)     Award Limitations Under the Plan.

(i)         Annual Limitations for Awards Granted to Employees, Officers, Consultants, Etc. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing limit applies solely to Awards that are denominated in Shares (whether or not paid in Shares).

(ii)         Annual Limitation for Compensation Granted to Non-Employee Directors. The maximum value of all equity and cash-based compensation granted to a Director who is not also an employee of the Company or an Affiliate cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). Furthermore, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

H. B. FULLER | 2025 Proxy Statement    B-6

ANNEX B

Section 5.     Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

(a)     Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)         Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.

(iii)         Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)         Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)         Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

H. B. FULLER | 2025 Proxy Statement    B-7

ANNEX B

(iv)         Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)         The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)         All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)         Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)         The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)         Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

H. B. FULLER | 2025 Proxy Statement    B-8

ANNEX B

(b)     Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)     Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to the minimum requirements in Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)         Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

H. B. FULLER | 2025 Proxy Statement    B-9

ANNEX B

(d)     Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed. Notwithstanding any provision in any Award that provides for payment of dividend equivalent amounts in the form of Shares, the Committee may, in its discretion, pay such dividend equivalent amounts in cash in lieu of Shares.

(e)     Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.

(f)     General.

(i)         Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)         Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

H. B. FULLER | 2025 Proxy Statement    B-10

ANNEX B

(iii)         Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)         Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)         Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)         Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

H. B. FULLER | 2025 Proxy Statement    B-11

ANNEX B

(vii)         Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated). Notwithstanding the foregoing, the following Awards that do not comply with the one year minimum exercise and vesting requirements may be issued:

(A)         substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)         shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year; and

(C)         any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(viii).

(viii)         Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

H. B. FULLER | 2025 Proxy Statement    B-12

ANNEX B

(ix)         Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.     Amendment and Termination; Corrections

(a)     Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)         amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

H. B. FULLER | 2025 Proxy Statement    B-13

ANNEX B

(ii)         subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)         make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)         amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I)         require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(II)         increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III)         permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV)         permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)         increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI)         increase the annual limitations subject to the annual limitations contained in Section 4(d) of the Plan.

H. B. FULLER | 2025 Proxy Statement    B-14

ANNEX B

(b)     Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re-pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)         either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)         that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)         that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)         that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)     Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.

H. B. FULLER | 2025 Proxy Statement    B-15

ANNEX B

Section 9.     General Provisions

(a)     No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)     Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)     Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)     No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)     No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

H. B. FULLER | 2025 Proxy Statement    B-16

ANNEX B

(g)     Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

H. B. FULLER | 2025 Proxy Statement    B-17

ANNEX B

Section 10.     Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.     Effective Date of the Plan

The H.B. Fuller Company 2020 Master Incentive Plan was originally adopted by the Board on January 16, 2020 and became effective when approved by the shareholders of the Company on April 2, 2020. The amendments to the Plan made under the Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan were approved by the Board on January 21, 2021 and became effective when approved by the shareholders of the Company on April 8, 2021. The amendments to the plan under the Second Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan were approved by the Board on January 24, 2023 and became effective when approved by the shareholders of the Company at the annual meeting of shareholders of the Company on April 6, 2023. The amendments to the plan under the Third Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan were approved by the Board on January 23, 2025 and shall become effective when approved by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 15, 2025, and such amendments shall be effective as of the date of such shareholder approval. Since the Plan first became effective, grants of new awards under the Prior Plans have been permanently discontinued, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

Section 12.     Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 24, 2033 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

H. B. FULLER | 2025 Proxy Statement    B-18

H.B. Fuller

H.B. FULLER COMPANY
P.O. BOX 64683
ST. PAUL, MN 55164-0683

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, April 14, 2025. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Thursday, April 10, 2025 to be counted. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, April 14, 2025. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Thursday, April 10, 2025 to be counted. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62041-P21459 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

H.B. FULLER COMPANY

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael J. Happe (Class II)
02) Charles T. Lauber (Class II)
03) Celeste B. Mastin (Class II)

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3, and 4.** If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62042-P21459

H.B. FULLER COMPANY
Annual Meeting of Shareholders
April 15, 2025
This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints Celeste B. Mastin, John J. Corkrean and Gregory O. Ogunsanya, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL2025 on Tuesday, April 15, 2025 at 10:00 a.m. Central Time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For participants in the H.B. Fuller Company 401(k) & Retirement Plan (the "401(k) Plan"): This voting instruction form is sent to you on behalf of Empower Trust Company, LLC as Trustee of the 401(k) Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Thursday, April 10, 2025, to be counted.

As a participant in the 401(k) Plan, the undersigned hereby directs the appropriate above-named Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the 401(k) Plan at the Annual Meeting of Shareholders to be held on Tuesday, April 15, 2025 at 10:00 a.m. Central Time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares at the Annual Meeting.

Continued and to be signed on reverse side